                                                                    EXHIBIT 10.1


                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT ("AGREEMENT"), dated as of May 8, 2000, by and among RODRIGUEZ COMMUNICATIONS, INC., a Delaware corporation (the "COMPANY"), each of the stockholders of the Company identified on ANNEX I (each a "SELLER" and, collectively, "SELLERS") and SPANISH BROADCASTING SYSTEM, INC., a Delaware corporation ("PURCHASER").

                              W I T N E S S E T H:

         WHEREAS, Sellers own in the aggregate all the outstanding shares of Common Stock, par value $0.01 per share, of the Company (the "SHARES"); and

         WHEREAS, the Company has entered into a Management Agreement, dated as of November 1, 1999 (the "MANAGEMENT AGREEMENT"), with Viva Broadcasting, LLC, a California corporation, and its owners (collectively, "VIVA"); and

         WHEREAS, Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, the Shares, subject to the approval of the Federal Communications Commission (the "COMMISSION" or "FCC"); and

         WHEREAS, the Company desires to join in the execution of this Agreement for the purpose of evidencing its consent to the consummation of the foregoing transaction and for the purpose of making certain representations and warranties to and covenants and agreements with Purchaser; and

         WHEREAS, the Company has entered into the contracts described below to acquire the following radio stations:

                  KFOX-FM (Redondo Beach, California)
                  KREA-FM (Ontario, California)
                  KXJO-FM (Alameda, California)
                  KSAH-AM (Universal City, Texas)

(collectively, the "STATIONS") and associated assets and liabilities, including without limitation, certain contracts and leases and, subject to the approval of the FCC, to accept assignments from the sellers of the Stations certain licenses and other authorizations issued by the Commission to such sellers; and

         WHEREAS, the Company has entered into an Asset Purchase Agreement with Chagal Communications, Inc. ("CHAGAL"), dated as of November 2, 1999, as amended, relating to the acquisition by the Company of KFOX-FM and KREA-FM (the "LA AGREEMENT"); and






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         WHEREAS, the Company has entered into an Asset Purchase Agreement with
Citicasters Co. ("CITICASTERS"), dated as of March 7, 2000, as amended, relating to the acquisition by the Company of KXJO-FM (the "SF AGREEMENT"); and

         WHEREAS, the Company has entered into an Asset Purchase Agreement with Ganadores Corporation, dated as of December 14, 1999, as amended, relating to the acquisition by the Company of KSAH-AM (the "SA AGREEMENT"); and

         WHEREAS, New World Broadcasters Corp., a Texas corporation ("NEW WORLD"), has entered into (a) an Asset Purchase Agreement, dated as of the date hereof, with respect to the assets relating to radio station KTCY-FM and (b) a Stock Purchase Agreement, dated as of the date hereof, with respect to the stock of 910 Broadcasters Corp., a Texas corporation and a wholly owned subsidiary of New World and the owner of radio station KXEB-AM ((a) and (b) together, the "NEW WORLD AGREEMENTS"), whereby Purchaser will acquire from New World KTCY-FM and certain related assets and liabilities and the capital stock of 910 Broadcasters Corp.; and

         WHEREAS, the LA Agreement, the SF Agreement and the SA Agreement (collectively, the "INITIAL PURCHASE AGREEMENTS") have not been consummated as of the date of this Agreement; and

         WHEREAS, PURCHASER has agreed to lend funds to the Company and New World for the Company to use to, among other things, consummate the Initial Purchase Agreements and for New World to use to repay certain indebtedness and to operate and maintain KTCY-FM and KXEB-AM, and Purchaser has agreed to lend an additional amount of funds (the "KEPT ASSETS DEBT") to New World and the Company, a portion of which the Company will utilize to acquire assets not related to the Stations; and

         WHEREAS, Sellers desire to sell the Shares to Purchaser and Purchaser desires to acquire the Shares as soon as practicable following the acquisition by the Company of the Stations and such related assets;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows;

                                    ARTICLE I
                                  DEFINED TERMS

         Section 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

         "ACTION" shall mean any claim, action, suit, arbitration, inquiry, proceeding or investigation by any Governmental Authority or other third party.

         "AFFILIATES" of a party shall mean persons or entities that directly, or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, such party.





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         "ASSETS" shall mean all of the assets, properties and rights acquired by the Company upon consummation of the Initial Purchase Agreements.

         "CODE" shall mean the United States Internal Revenue Code of 1986, as amended.

         "ENCUMBRANCES" shall mean liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition or otherwise), easements and other encumbrances of every type and description, whether imposed by Law, agreement, understanding or otherwise.

         "ENVIRONMENTAL LAW" shall mean any law, ordinance, or regulation, whether national, Federal, state, local or other, pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 11001, et seq., and the Resource Conversation and Recovery Act, 42 U.S.C. Sections 6901, et seq.

         "GOVERNMENTAL AUTHORITY" shall mean any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

         "GOVERNMENTAL ORDER" shall mean any claim, action, suit, arbitration, order, writ, judgment, injunction, decree, stipulation, determination or award entered into by or with any Governmental Authority.

         "HAZARDOUS MATERIALS" shall mean any waste or substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "IRS" shall mean the United States Internal Revenue Service.

         "KEPT ASSETS" shall mean the assets of the Company and its Subsidiaries other than the Assets.

         "LAW" shall mean any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, Governmental Order, permit, franchise, grant, authorization, easement, consent, certificate or requirement or rule of common law of any Governmental Authority.

         "LIABILITIES" shall mean any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any environmental law), Action or Governmental Order and those arising under any contract agreement, arrangement, commitment or undertaking.





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



         "MATERIAL ADVERSE EFFECT" shall mean a single event, occurrence or fact that (together with all other events, occurrences and facts that could reasonably be expected to result in a loss) would have, or might reasonably be expected to have, a material adverse effect on a Person's assets, business, operations or financial condition, or that might reasonably be expected to prevent such Person from consummating the transactions contemplated by this Agreement.

         "PERMITTED ENCUMBRANCES" shall mean any and all of the following
Encumbrances:

         (a) Liens for taxes and assessments which are not yet due and payable or, if due and payable, the validity of which is being contested in good faith by appropriate legal proceedings;

         (b) Rights existing under applicable laws or operating agreements or similar contracts to assert liens against the relevant assets or properties, but not including liens and other rights which have actually been asserted, unless the relevant Person disputes the validity of any such lien or the amount claimed to be owed in connection therewith, or such lien or other right is not enforceable against the interest of such Person;

         (c) Any obligations or duties affecting any property to any municipality or public authority with respect to any franchise, grant, license or permit and all applicable laws, rules and orders of any Governmental Authority;

         (d) Any other Encumbrance that is not substantial in character, amount or extent and does not materially detract from the value of the property subject thereto;

         (e) Any Encumbrance created by or in favor of Purchaser or any of its Affiliates; and

         (f) Such Encumbrances or impairments to the quality of title arising as a result of the sale to Purchaser of the Shares pursuant to this Agreement.

         "PERSON" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority.

         "SUBSIDIARY" shall mean any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held on the date in question by such Person or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary on the date in question of the Company.

         "TAX" shall mean any federal, state, local or foreign tax (including, without limitation, any income tax, franchise tax, doing business tax, branch profits tax, capital gains tax, value-added tax, ad valorem tax, excise tax,








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transfer tax, employment tax, social security tax, sales tax, use tax, property tax, or any other kind of tax or payment in lieu of tax no matter how denominated), levy, assessment, tariff, duty (including any customs duty), deficiency or other fee, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Governmental Authority or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.

         "TAX RETURN" shall mean any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any legal requirement relating to any Tax.

         Section 1.02. OTHER DEFINED TERMS. The following terms shall have the meanings defined for such terms in the Sections of this Agreement set forth below:

-------------------------------------------------------------------------------
     TERM                                                     SECTION
-------------------------------------------------------------------------------

     Agreement                                                Preamble
     Ancillary Documents                                      Section 4.02
     Assignment Application                                   Section 2.03
     Balance Sheet Date                                       Section 4.14
     Basket Amount                                            Section 7.04
     Bridge Loan Agreement                                    Section 3.02
     Capital Lease                                            Section 2.02
     Cash Amount                                              Section 2.02
     Chagal                                                   Preamble
     Citicasters                                              Preamble
     Cleanup                                                  Section 7.02
     Closing                                                  Section 3.01
     Closing Date                                             Section 3.01
     Commission                                               Preamble
     Communications Act                                       Section 2.03
     Company                                                  Preamble
     Company Agreements                                       Section 4.24
     FCC                                                      Preamble
     FCC Licenses                                             Section 2.03
     FCC Orders                                               Section 2.03
     Final Orders                                             Section 2.03
     Financial Statements                                     Section 4.14
     GAAP                                                     Section 4.14
     HSR Act                                                  Section 2.03
     Indebtedness                                             Section 2.02
     Initial Purchase Agreements                              Preamble

-------------------------------------------------------------------------------

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-------------------------------------------------------------------------------

     KXJO Adjustment                                          Section 6.14
     KXJO Note                                                Section 6.14
     KXJO Sub                                                 Section 6.14
     KXJO Sub Agreement                                       Section 6.14
     Kept Assets Debt                                         Preamble
     LA Agreement                                             Preamble
     LMA                                                      Section 3.02
     Liquid Amount                                            Section 2.02
     Liquidated Damages                                       Section 6.14
     Losses                                                   Section 7.02
     Management Agreement                                     Preamble
     Management Personnel                                     Section 6.07
     New World                                                Preamble
     New World Agreements                                     Preamble
     Newco Note                                               Section 2.02
     Newco Subs                                               Section 4.08
     Purchase Price                                           Section 2.02
     Purchaser                                                Preamble
     Purchaser Common Stock                                   Section 2.02
     Purchaser Shares                                         Section 2.02
     Purchaser's Brokers                                      Section 5.05
     SA Agreement                                             Preamble
     SF Agreement                                             Preamble
     Sellers                                                  Preamble
     Sellers' Brokers                                         Section 4.27
     Securities Act                                           Section 4.10
     Shares                                                   Preamble
     Stations                                                 Preamble
     Straddle Period                                          Section 7.05
     Transfer Taxes                                           Section 6.03
     Viva                                                     Preamble
     Viva Agreement                                           Section 3.02
     Viva Shares                                              Section 3.04

-------------------------------------------------------------------------------







                                   ARTICLE II
                                PURCHASE AND SALE

         Section 2.01. PURCHASE AND SALE OF SHARES. At the Closing, and on the terms and subject to the conditions set forth in this Agreement, each Seller shall sell and deliver to Purchaser, and Purchaser shall purchase and accept from each Seller, the number of Shares owned by such Seller and set forth opposite such Seller's name on ANNEX I. Notwithstanding the foregoing, if any Seller shall fail or refuse to deliver any of the Shares as provided in this
Section 2.01, or if any Seller shall fail or refuse to consummate the transactions described in this Agreement prior to or on the Closing Date, such failure or refusal shall not relieve the other Sellers of any obligations under this Agreement, and Purchaser, at its option and without prejudice to its rights against any such defaulting Seller, may either (i) acquire the remaining Shares which it is entitled to acquire hereunder or (ii) refuse to make such acquisition and terminate this Agreement pursuant to Section 8.01.





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         Section 2.02. PURCHASE PRICE AND PAYMENT. In consideration of the sale of the Shares to Purchaser, Purchaser shall pay to Sellers at the Closing the aggregate purchase price of $25,250,000 minus the sum of (i) any indebtedness for borrowed money of the Company and its Subsidiaries outstanding at the Closing, and any accrued interest on and any redemption or prepayment premiums or penalties, breakage costs and fees thereon and other expenses or amounts (including amounts due pursuant to indemnification rights of lenders or holders of indebtedness) ("INDEBTEDNESS"), but excluding any Indebtedness under the Bridge Loan Agreements, (ii) any lease of any of the Company and its Subsidiaries required so to be capitalized in accordance with GAAP (each, a "CAPITAL LEASE"), (iii) the redemption or repurchase price of (A) any options, warrants or convertible notes exercisable or convertible for equity securities of the Company or any of its Subsidiaries, or (B) any preferred stock, common stock or other capital stock, including all liquidation payments and accrued dividends, (iv) any liability for legal, accounting or any other professional and brokerage/investment banking fees and expenses incurred by the Company, its Subsidiaries or its shareholders in connection with the transactions contemplated hereby, but only to the extent that they are not reimburseable to the Company or any of its Subsidiaries pursuant to the LMA, and (v) accrued but unpaid salary and bonuses to employees of the Company and its Subsidiaries, but only to the extent that they are not reimburseable to the Company or any of its Subsidiaries pursuant to the LMA (such amount being referred to herein as the "PURCHASE PRICE"). The Purchase Price shall be paid as follows:

                  (i) At the Closing, Purchaser shall assign to Sellers all of Purchaser's rights with respect to the then outstanding Kept Asset Bridge Loans made pursuant to the Bridge Loan Agreement and shall deliver to Seller a promissory note of Newco Sub, dated the Closing Date, representing the joint and several obligation of Newco Sub to repay the Kept Asset Bridge Loans made pursuant to the Bridge Loan Agreement (the "NEWCO NOTE"). The principal amount of the Newco Note shall equal the then aggregate unpaid principal amount of the Kept Asset Bridge Loans made pursuant to the Bridge Loan Agreement. The principal amount of the Newco Note shall be payable upon demand and shall bear interest at a rate equal to the applicable federal rate, and interest accruing on the Newco Note shall be due and payable upon presentment of the Newco Note for payment. Notwithstanding the provisions of the Bridge Loan Agreement and related documents, the Newco Note and the obligations of each Newco Sub evidenced thereby shall, upon such assignment to Sellers, represent an unsecured, general obligation of Newco Sub. The assignment by Purchaser to Sellers of Purchaser's rights with respect to the Kept Asset Bridge Loans made pursuant to the Bridge Loan Agreement and the Newco Note shall be made by Purchaser without any representation, warranty or recourse, except that Purchaser hereby warrants that such rights and the Newco Note shall be assigned free and clear of any lien, claim or encumbrance resulting from the action or inaction of Purchaser or any of its Affiliates. Purchaser and Sellers agree, and Sellers agree to cause Newco Sub and all other parties to the Bridge Loan Agreement and related documents (other than Purchaser) to execute and deliver such amendment, assignment and other agreements and instruments as are reasonably required in order to effect the foregoing assignment.

                  (ii) Purchaser shall deliver to Sellers at the Closing cash in an aggregate amount equal to (1) the lesser of the Purchase Price and $24,700,000, minus (2) the principal amount of the Newco Note (the "CASH AMOUNT").





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                  (iii) A number of shares (the "PURCHASER SHARES") of Class A
Common Stock, par value $.0001 per share, of Purchaser ("PURCHASER COMMON STOCK") shall be issued to Sellers at Closing. The number of shares constituting the Purchaser Shares shall be the quotient of (i) the Purchase Price minus the principal amount of the Newco Note minus the Cash Amount, divided by (ii) the average last trade price per share of Purchaser Common Stock for the 30-day period ending on the day immediately preceding the Closing Date, as reported under Nasdaq National Market Issues in THE WALL STREET JOURNAL.

         The Newco Note, the Cash Amount and the Purchaser Shares shall be allocated among Sellers as set forth on ANNEX I. The allocable portion of the Cash Amount payable to each Seller shall be paid to such Seller by wire transfer of immediately available funds made to a bank account to be designated by such Seller (such designation to occur no later than the third business day prior to the Closing Date).

         The Shares shall be delivered without any representation or warranty by Sellers or the Company except as expressly set forth in this Agreement, and Purchaser acknowledges that it has not relied on or been induced to enter into this Agreement by any representation or warranty other than those expressly set forth in Article IV hereof.

         Section 2.03. ASSIGNMENT OF FCC LICENSES.

         (a) In order to consummate the sale of the Shares, Purchaser and the Company and Sellers will file within 10 business days after consummation of each of the Initial Purchase Agreements assignments of license applications (the "ASSIGNMENT APPLICATIONS") requesting FCC consent to the transfer of control of the Company to Purchaser with regard to the licenses, permits and other authorizations that are issued by the FCC to the Company relating to the operation of the Station or Stations acquired by Seller ("FCC LICENSES") as a result of such consummation. The parties agree to prosecute the Assignment Applications in good faith and with due diligence. Each party will be solely responsible for the expenses incurred by it in the preparation, filing and prosecution of the Assignment Applications (it being agreed that each of the Sellers, as a group, and Purchaser will pay one-half of the FCC filing fee). As used herein, the term "FCC ORDERS" shall mean that the FCC has granted or given its consent, without any condition materially adverse to Purchaser, to each of the Assignment Applications; the term "FINAL ORDERS" shall mean that the FCC Orders shall have become final that none of such FCC Orders are reversed, stayed, enjoined or set aside, and with respect to each of such FCC Orders, no timely request for stay, reconsideration, review, rehearing or notice of appeal is pending, and as to each of which FCC Orders the time set forth in the FCC rules or the Communications Act of 1934, as amended (the "COMMUNICATIONS ACT"), for filing any such request, petition or notice of appeal or for review by the FCC staff on its own motion has expired.

         (b) Within 20 days after the date hereof, Purchaser and Sellers shall make or cause to be made any and all necessary filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") with respect to the transactions contemplated by this Agreement and the New World Agreements. Purchaser shall pay any notification filing fee associated with the filing under the HSR Act.




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                                   ARTICLE III
                                     CLOSING

         Section 3.01. CLOSING. Subject to the terms of this Agreement, the sale and purchase of the Shares shall take place at a closing of the transactions contemplated hereby (the "CLOSING") to be held at the offices of Thompson & Knight L.L.P., in Dallas, Texas, at 10:00 a.m., local time, on the date which is the later of (i) the fifth day after the issuance of the FCC Orders, (ii) the date on which all closing conditions set forth in this Article III have been satisfied or, to the extent permitted under applicable Law, waived, and (iii) November 8, 2000, or at such other place or at such other time or on such other date as Seller and Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "CLOSING DATE"). Notwithstanding the foregoing, if the Final Order with respect to radio station KXJO-FM has not been obtained prior to November 3, 2000, then, unless Seller and Purchaser mutually agree to a later Closing Date, the Closing Date shall be November 8, 2000, and shall be conducted in accordance with this Article III, subject to Section 6.14.

         Section 3.02. CONDITIONS TO THE CLOSING.

         (a) The obligations of Sellers and Purchaser hereunder shall be subject to the satisfaction or written waiver on or prior to the Closing Date of the following conditions:

                  (i) The waiting period (and any extension thereof), if any, applicable to the transactions contemplated by this Agreement under the HSR Act, shall have been terminated or shall have expired, and no restrictive order or other requirements pursuant to the HSR Act shall have been placed on the parties.

                  (ii) Subject to Section 6.14, the FCC shall have approved the Assignment Applications (and such other applications as may be required by applicable law, rule or regulation to be filed with respect to the transactions contemplated by this Agreement in order to permit the transfer of control of the Company to Purchaser).

                  (iii) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect, nor shall any proceeding by or with any Governmental Authority or third party seeking any of the foregoing be pending (excluding, in each case, any such matter initiated by any Seller, the Company, Purchaser or any of their Affiliates). There shall not be any Action taken, or any Law enacted, entered, enforced or deemed applicable to the transactions contemplated hereby, which makes the consummation of such transactions illegal (excluding, in each case, any such matter initiated by any Seller, the Company, Purchaser or any of their Affiliates).

                  (iv) Purchaser and the Company shall have entered into a local marketing agreement in substantially the form of EXHIBIT 3.02(A)(V) with respect to each Station concurrently with entering into this Agreement (the "LMA").






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         (b) The obligations of any Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

                  (i) Purchaser shall have entered into a loan agreement with the Company and New World in substantially the same form as EXHIBIT 3.02(B)(I) (the "BRIDGE LOAN AGREEMENT") and Purchaser shall have advanced all funds required to be advanced under the Bridge Loan Agreement in accordance with the terms thereof.

                  (ii) All the representations and warranties of Purchaser contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date that are not qualified by materiality, Material Adverse Effect or a dollar threshold shall be true and correct in all material respects, and all other representations and warranties of Purchaser shall be true and correct, as of the date made and (having been deemed to have been made again on and as of the Closing Date) shall be true and correct in all material respects on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

                  (iii) Purchaser shall have performed and complied with in all material respects all covenants and agreements required by this Agreement, and any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, to be performed or complied with by it on or prior to the Closing Date.

                  (iv) Purchaser shall not be in default under any LMA, which default has resulted in a Material Adverse Effect on the Company or any Seller.

                  (v) Viva shall have entered into an agreement with the Company and Purchaser in substantially the form of Exhibit 3.02(b)(v) (the "VIVA AGREEMENT"), pursuant to which Viva agrees to release any and all claims it has against the Company and Purchaser under the Management Agreement upon receipt by Viva of the Viva Shares, and Purchaser shall have delivered to Viva the Viva Shares, at or prior to the Closing.

         (c) The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

                  (i) All the representations and warranties of the Company and Sellers contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, that are not qualified by materiality, Material Adverse Effect or a dollar threshold, shall be true and correct in all material respects, and all other representations and warranties of the Company and each Seller shall be true and correct, as of the date made and (having been deemed to have been made again on and as of the Closing Date) shall be true and correct in all material





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respects on and as of the Closing Date, except as affected by actions taken or omitted to be taken by Purchaser pursuant to the LMA, and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

                  (ii) The Company and each Seller shall have performed and complied with in all material respects all covenants and agreements required by this Agreement, and any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, to be performed or complied with by it on or prior to the Closing Date.

                  (iii) Charles J. Brooks shall have entered into an employment agreement with Purchaser substantially in the form of EXHIBIT 3.02(C)(III) hereto.

                  (iv) Each of Marcos A. Rodriguez, James L. Anderson and James
A. Gammon shall have entered into Non-Competition Agreements substantially in the form of EXHIBIT 3.02(C)(IV) hereto.

                  (v) The Company shall have applied any amounts advanced under the Bridge Loan Agreement in accordance with the terms thereof.

                  (vi) The Company shall have transferred the Kept Assets to Newco Sub and the shares of Newco Sub shall have been distributed to the stockholders of the Company.

                  (vii) The Company and Viva shall have entered into the Viva Agreement with Purchaser and the Company and Viva shall not be in material breach of such agreement.

                  (viii) The Company shall have ceased employing all employees servicing the Kept Assets and shall have terminated all other employees of the Company unless requested to do otherwise by Purchaser prior to the Closing.

                  (ix) Chagal shall have entered into a lease with respect to KFOX-FM, which lease shall be for a period of at least 10 years, commencing prior to the Closing Date, and shall provide for an annual lease rate of no more than $24,000, and such lease shall have been validly assigned to the Company.

                  (x) The Company shall have entered into a lease agreement with The Siegal Family Trust substantially in the form of Exhibit 8.13 of the LA Agreement pursuant to which the Company shall lease the KREA transmitter site from The Siegal Family Trust for a period of 10 years at a monthly rental rate, triple net, of $2,250 (with annual CPI (Southern California) increases). Such lease shall contain such other terms and conditions as the Company and The Siegal Family Trust shall agree, and to which Purchaser shall consent in writing prior to execution, which consent shall not unreasonably be withheld, which terms shall include (i) rights to the Company to sublease the premises, (ii) an option in favor of the Company to purchase the premises during the first five years of the lease for $250,000 and (iii) two five-year renewal options in favor of the Company at a monthly rental rate commensurate with the original rental rate, as adjusted.

                  (xi) Each of Sellers and Viva shall have executed and delivered Lock-Up Letters in the form of EXHIBIT 3.02(C)(XI)-1 and -2, respectively.

                  (xii) The Company shall have paid off or terminated all Indebtedness of the Company and shall have provided evidence thereof to Purchaser in a form that is reasonably acceptable to Purchaser.

                  (xiii) The Company or Sellers shall have assigned to Newco or terminated each of the agreements identified on SCHEDULE 3.02(C)(XIII) requested by the Purchaser to be terminated prior to the Closing without incurring any liability to the Company.

         Section 3.03. CLOSING DELIVERIES BY SELLERS. At the Closing, each Seller shall execute, acknowledge (where appropriate) and deliver, or cause to be executed, acknowledged (where appropriate) and delivered, to Purchaser the following:

         (a) Certificates evidencing the Shares, duly endorsed in blank or accompanied by appropriate stock powers.

         (b) A certificate, executed by an officer of the Company and each Seller, dated as of the Closing Date, certifying that (i) the representations and warranties that are not qualified by materiality, Material Adverse Effect or a dollar threshold of the Company and each Seller in this Agreement are true and correct in all material respects, and all other representations and warranties of the Company and each Seller are true and correct, in each case, as of the Closing Date, with the same effect as though made as of such date (or, in the case of representations and warranties which address matters only as of a particular date, as of such particular date), (ii) each covenant or agreement of the Company and each Seller in this Agreement to be complied with at or prior to Closing shall have been complied with in all material respects and (iii) no Action (excluding any such matter initiated by Purchaser or any of its Affiliates) is pending or, to the Company's or any Seller's knowledge, threatened before, and no injunction has been issued by, any Governmental Authority seeking to enjoin or restrain or prohibit, delay, or restrain the performance of or to obtain damages or other relief in connection with this Agreement, or the consummation of the transactions contemplated hereby.

         (c) A certificate of such Seller certifying that such Seller is not a "foreign person" within the meaning of Section 1445 of the Code in substantially the form of EXHIBIT 3.03(C).

         Section 3.04. CLOSING DELIVERIES BY PURCHASER. At the Closing, Purchaser shall execute, acknowledge (where appropriate) and deliver, or cause to be executed, acknowledged (where appropriate) and delivered, the following:

         (a) To Sellers, the Newco Note.

         (b) To Sellers, the Cash Amount.

         (c) To Sellers, certificates evidencing each Seller's allocable share of the Purchaser Shares, duly issued and registered in the name of each such Seller.

         (d) To Sellers, a certificate, executed by the duly authorized officer of Purchaser, dated as of the Closing Date, certifying that (i) the representations and warranties of Purchaser in this Agreement are true and correct in all material respects, and all other representations and warranties of Purchaser are true and correct, in each case, as of the Closing Date, with the same effect as though made as of such date (or, in the case of representations and warranties which address matters only as of a particular date, as of such particular date), (ii) each covenant or agreement of Purchaser in this Agreement to be complied with at or prior to Closing shall have been complied with in all material respects and (iii) no Action (excluding any such matter initiated by Seller or any of its Affiliates) is pending or, to Purchaser's knowledge, threatened before, and no injunction has been issued by, any Governmental Authority seeking to enjoin or restrain or prohibit, delay, or restrain the performance of or to obtain damages or other relief in connection with this Agreement, or the consummation of the transactions contemplated hereby.

         (e) To Viva, a certificate evidencing $8,500,000 worth of shares of Purchaser Common Stock (the "VIVA SHARES"), with each such share to be valued in the manner agreed to in the Viva Agreement. The Viva Shares shall be duly issued and registered in the name of Viva.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLERS
                                 AND THE COMPANY

         Sellers and the Company jointly and severally (except with respect to the representations and warranties set forth in Sections 4.05(b), 4.06(b), 4.09, 4.10, 4.11, 4.12 and 4.13, which are made by each Seller (i) severally and not jointly and (ii) only as to such Seller and not any other Seller) represent and warrant to Purchaser that:

         Section 4.01. ORGANIZATION; GOOD STANDING. The Company is a corporation, and each Subsidiary of the Company is a corporation or other entity, duly formed and validly existing under the laws of the jurisdiction of its formation and has all requisite power and authority to own and lease its properties and assets and to carry on its business as currently conducted. The Subsidiaries of the Company as of the date of this Agreement are set forth on
SCHEDULE 4.01.

         Section 4.02. QUALIFICATION. The Company and each of the Subsidiaries is duly qualified or licensed to do business as a foreign corporation or other entity in each of the jurisdictions set forth opposite its name on SCHEDULE 4.01, and each of the Company and the Subsidiaries is in good standing in each of such jurisdictions, which are all the jurisdictions in which such qualification or licensing is required for the conduct of its business and the ownership and leasing of its properties, except jurisdictions in which the failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Subsidiaries considered as a whole.

         Section 4.03. CHARTER AND BYLAWS. The Company has made available to Purchaser accurate and complete copies of (i) the charter and bylaws of each of the Company and the Subsidiaries as currently in effect, (ii) the stock records of each of the Company and the Subsidiaries, and (iii) the minutes of all meetings of the respective Boards of Directors of the Company and the Subsidiaries, any committees of such Boards, and the stockholders of the Company and the Subsidiaries (and all consents in lieu of such meetings).

         Section 4.04. CAPITALIZATION OF THE COMPANY. The authorized capital stock of the Company consists of 10,000 shares of Common Stock, par value $0.01 per share, of which, as of the date hereof, 1,000 shares are outstanding and no shares are held in the Company's treasury. All outstanding shares of capital stock of the Company have been validly issued and are fully paid and nonassessable, and no shares of capital stock of the Company are subject to, nor have any been issued in violation of, preemptive or similar rights. The Shares constitute (and at the Closing will constitute) all the outstanding shares of capital stock of the Company. Except as set forth above in this Section, or in
SCHEDULE 4.04, there are (and as of the Closing Date there will be) outstanding
(i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of the Company, (iii) no options or other rights to acquire from the Company, and no obligation of the Company to issue or sell, any shares of capital stock or other voting securities of the Company or any securities of the Company convertible into or exchangeable for such capital stock or voting securities, and (iv) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to the Company. There are (and as of the Closing Date there will be) no outstanding obligations of the Company or any Subsidiary to repurchase, redeem, or otherwise acquire any of the foregoing shares, securities, options, equity equivalents, interests, or rights. The Company is not a party to, and is not aware of, any voting agreement, voting trust, or similar agreement or arrangement relating to any class or series of its capital stock.

         Section 4.05. DUE AUTHORIZATION; EXECUTION AND DELIVERY.

         (a) Subject to the issuance of the Final Orders and any required compliance with the HSR Act, the Company has full corporate power and authority to enter into and perform this Agreement and any documents or instruments to be entered into as contemplated or required by this Agreement (collectively, the "ANCILLARY DOCUMENTS") and to which the Company is a party, and to carry out the transactions contemplated hereby and thereby. Prior to the Closing, the Company will have taken all requisite action to approve the execution and delivery of this Agreement and the Ancillary Documents to which it is a party and the transactions contemplated hereby and thereby. This Agreement and each of the Ancillary Documents to which the Company is a party constitute the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as may be limited by the availability of equitable remedies or by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally (whether such rights are considered at law or in equity).

         (b) Subject to the issuance of the Final Orders and any required compliance with the HSR Act, each Seller has full power and authority to enter into and perform this Agreement and any Ancillary Documents to which it is a party, and to carry out the transactions contemplated hereby and thereby. Prior to the Closing, each Seller will have taken all requisite action to approve the execution and delivery of this Agreement and the Ancillary Documents to which it is a party and the transactions contemplated hereby and thereby. This Agreement and each of the Ancillary Documents to which each Seller is a party constitutes the legal, valid and binding obligation of such Seller, enforceable against it in accordance with its terms, except as may be limited by the availability of equitable remedies or by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally (whether such rights are considered at law or in equity).

         Section 4.06. NONCONTRAVENTION.

         (a) The execution, delivery and performance by the Company and Sellers of this Agreement and the Ancillary Documents to which each is a party, and the consummation by the Company and Sellers of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of the charter or bylaws of the Company or any Subsidiary, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, or require any consent, approval, authorization or waiver of, or notice to, any party to, any bond, debenture, note, mortgage or indenture, or any material Company Agreement (as defined in Section 4.24) or other material instrument or obligation, to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or the respective assets of any of them, may be bound or any FCC Licenses held by the Company or any Subsidiary, (iii) result in the creation or imposition of any Encumbrance upon any of the Assets, except for Encumbrances in favor of Purchaser, or (iv) assuming compliance with the matters referred to in Section 4.07, violate any material Law binding upon the Company or any Subsidiary or any of the Assets, except for (A) such consents, approvals, authorizations and waivers that have been obtained and are unconditional and in full force and effect and such notices that have been duly given and (B) such consents, approvals, authorizations, waivers and notices that are disclosed on
SCHEDULE 4.06(A).

         (b) The execution, delivery and performance by each Seller of this Agreement and the Ancillary Documents to which such Seller is a party, and the consummation by such Seller of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, or require any consent, approval, authorization or waiver of, or notice to, any party to, any bond, debenture, note, mortgage or indenture, or any material lease, contract, agreement or other instrument or obligation, to which such Seller is a party or by which such Seller or any of the assets of such Seller may be bound, (ii) result in the creation or imposition of any Encumbrance upon any of the assets of such Seller, except for Permitted Encumbrances, or (iii) assuming compliance with the matters referred to in Section 4.07, violate any Law binding upon such Seller of the assets of such Seller, except, in the case of clause (i) above, for (A) such consents, approvals, authorizations and waivers that have been obtained and are unconditional and in full force and effect and such notices that have been duly given and (B) such consents, approvals, authorizations, waivers and notices that are disclosed on SCHEDULE 4.06(B).

         Section 4.07. GOVERNMENTAL APPROVALS. No material approval, authorization, consent, order or other action of, or filing with, any governmental authority or administrative agency is required in connection with the execution and delivery by the Company and Sellers of this Agreement or the consummation of the transactions contemplated hereby, other than those of the

FCC or those under the HSR Act, and other than (i) filings with or approvals by other Governmental Authorities to occur in the ordinary course following the consummation of the transaction contemplated by this Agreement, and (ii) filings with, or approvals of, Governmental Authorities which may be necessary due to the status of Purchaser or any Affiliate of Purchaser. Each of the filings and approvals included in clauses (i) and (ii) above is described on SCHEDULE 4.07.

         Section 4.08. SUBSIDIARIES.

         (a) The Company does not own, directly or indirectly, any capital stock or other securities of any corporation or have any direct or indirect equity or ownership interest in any other Person, other than the Subsidiaries. SCHEDULE
4.01 lists each Subsidiary, the jurisdiction of incorporation or formation of each Subsidiary, and the authorized (in the case of capital stock) and outstanding capital stock or other equity interests of each Subsidiary. Prior to the Closing, the Company will form one or more new, wholly owned subsidiaries ("NEWCO SUBS"), to which the Company will, prior to Closing, transfer all of the Kept Assets, subject to the Kept Assets Debt, in accordance with the terms and provisions of the Bridge Loan Agreement.

         (b) Except as otherwise indicated on SCHEDULE 4.01, all the outstanding capital stock or other equity interests of each Subsidiary are owned directly or indirectly by the Company, free and clear of all Encumbrances other than Encumbrances in favor of Purchaser or Encumbrances on the Kept Assets that are specifically permitted under the Bridge Loan Agreement or the security agreement relating thereto. All outstanding shares of capital stock of each Subsidiary that is a corporation have been validly issued and are fully paid and nonassessable. All membership interests of each limited liability company Subsidiary have been validly issued and are fully paid (to the extent required at such time). No shares of capital stock or other equity interests of any Subsidiary are subject to, nor have any been issued in violation of, preemptive or similar rights.

         (c) Except as set forth on SCHEDULE 4.01, there are (and as of the Closing Date there will be) outstanding (i) no shares of capital stock or other securities of any Subsidiary, (ii) no securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or other securities of any Subsidiary, (iii) no options or other rights to acquire from the Company or any Subsidiary, and no obligation of the Company or any Subsidiary to issue or sell, any shares of capital stock or other securities of any Subsidiary or any securities convertible into or exchangeable for such capital stock or securities, and (iv) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to any Subsidiary. There are (and as of the Closing Date there will be) no outstanding obligations of the Company or any Subsidiary to repurchase, redeem, or otherwise acquire any of the foregoing shares, securities, options, equity equivalents, interests, or rights.

         Section 4.09. SHARES. Each Seller is (and at the Closing will be) the sole record and beneficial owner of, and upon consummation of the transactions contemplated hereby Purchaser will acquire valid title to, the number of Shares set forth opposite the name of such Seller on ANNEX I, free and clear of all Encumbrances, other than Encumbrances in favor of Purchaser, or restrictions on transfer that may be imposed by federal or state securities laws.

         Section 4.10. INVESTMENT INTENT. Each Seller is acquiring the Purchaser Shares allocable to it for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof. Each Seller understands that it must bear the economic risk of this investment indefinitely unless it sells the Purchase Shares (i) in an offering covered by a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT") covering such Purchaser Shares or (ii) pursuant to an applicable exemption under the Securities Act. In acquiring such Purchaser Shares, such Seller is not offering or selling, and will not offer or sell, for Purchaser in connection with any distribution of the Purchaser Shares, and such Seller does not have a participation and will not participate in any such undertaking or in any underwriting of such an undertaking except in compliance with applicable federal and state securities laws.

         Section 4.11. DISCLOSURE OF INFORMATION. Each Seller acknowledges that it or its representatives have been furnished with substantially the same kind of information regarding Purchaser and its business, assets, results of operation, and financial condition as would be contained in a registration statement prepared in connection with a public sale of the Purchaser Shares. Each Seller further represents that it has had an opportunity to ask questions of and receive answers from Purchaser regarding Purchaser and its business, assets, results of operation and financial condition and the terms and conditions of the issuance of the Purchaser Shares. The foregoing, however, shall not limit or modify the representations and warranties of Purchaser in
Article V and shall not limit the disclosure requirements of applicable federal and state securities laws.

         Section 4.12. RESTRICTED SECURITIES. Each Seller understands that the Purchaser Shares will not have been registered pursuant to the Securities Act or any applicable state securities laws, that the Purchaser Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Purchaser Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, each Seller represents that it is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Stop transfer instructions may be issued to the transfer agent for securities of Purchaser (or a notation may be made in the appropriate records of Purchaser) in connection with the Purchaser Shares.

         Section 4.13. LEGEND. It is agreed and understood by each Seller that the certificates representing the Purchaser Shares shall each conspicuously set forth on the face or back thereof, in addition to any legends required by Law or other agreement, a legend in substantially the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSITITUTIONAL BUYER"

         (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY IN AN OFFSHORE TRANSACTION, OR (D) HAS RECEIVED SUCH SHARES PURSUANT TO A VALID PRIVATE PLACEMENT UNDER SECTION 4 OF THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRANSFER AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRANSFER AGENT), (D) OUTSIDE THE UNITED STATES TO PERSONS OTHER THAN U.S. PERSONS IN OFFSHORE TRANSACTIONS MEETING THE REQUIREMENTS OF RULE 904 UNDER REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITIY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         Section 4.14. FINANCIAL STATEMENTS. The Company has delivered to Purchaser copies of (i) the Company's December 31, 1999 unaudited balance sheet and (ii) the Company's March 31, 2000 (the "BALANCE SHEET DATE") unaudited balance sheet (the "REFERENCE BALANCE SHEET"), copies of which are included in
SCHEDULE 4.14 (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared from the books and records of the Company and its consolidated subsidiaries in conformity with generally accepted accounting principles ("GAAP") applied on a basis consistent with preceding periods throughout the periods involved, except that the unaudited Financial Statements are not accompanied by notes or other textual disclosure required by GAAP. No financial statements of any other Person other than the Company are required under GAAP to be included in the consolidated Financial Statements.

         Section 4.15. ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Company nor any Subsidiary has any liability or obligation (whether accrued, absolute, contingent, unliquidated, or otherwise, whether or not known to the Company or any Subsidiary, and whether due or to become due), except (i) Liabilities reflected on the Reference Balance Sheet, (ii) Liabilities which have arisen as a result of Purchaser's actions or inactions pursuant to the LMA, (iii) Liabilities specifically set forth on SCHEDULE 4.15, (iv) Liabilities assumed by the Company or any of the Subsidiaries pursuant to the terms of the Initial

Purchase Agreements, (v) Liabilities with respect to the Kept Assets that are specifically permitted under the Bridge Loan Agreement, (vi) Liabilities created or incurred as a result of the action or inaction of Purchaser under the LMA,
(vii) Liabilities created or incurred under the Bridge Loan Agreement and (viii) other Liabilities which, in the aggregate, are not material to the Company and the Subsidiaries considered as a whole.

         Section 4.16. ABSENCE OF CERTAIN CHANGES. Except as disclosed on
SCHEDULE 4.16, since the Balance Sheet Date (i) there has not been any event or condition that might reasonably be expected to result in a Material Adverse Effect on the Company and the Subsidiaries considered as a whole, (ii) the Company has not taken any of the actions set forth in Section 6.01 or in Articles VI or VII of the Bridge Loan Agreement, except as permitted thereunder and (iii) no negative change with respect to the FCC Licenses (other than any such changes which have resulted from Purchaser's actions or inaction pursuant to the LMA) or the Initial Purchase Agreements has occurred.

         Section 4.17. TAX MATTERS. The Company is, and at all times since its formation has been, an "S corporation," as defined in Section 1361(a)(1) of the Code, for federal and all relevant state and local income tax purposes, and the Company and Sellers have timely and properly made all necessary elections, and taken all other necessary action, under applicable federal, state and local income tax laws to qualify the Company as, and preserve its status as, an S corporation in every jurisdiction in which it is subject to Tax. The Company will continue to qualify and be treated as an S corporation for federal and all relevant state and local income tax purposes until the Closing Date. Except as disclosed on SCHEDULE 4.17, the Company and each Subsidiary has (i) duly filed all Tax Returns required to be filed by or with respect to it with the IRS or other applicable taxing authority (other than Tax Returns where a failure to file would not be, in the aggregate, material), (ii) paid all Taxes due, or claimed by any taxing authority to be due, from or with respect to it (other than Taxes where a failure to pay would not, in the aggregate, be material), except Taxes that are being contested in good faith and for which adequate reserves have been set aside as disclosed on SCHEDULE 4.17, and (iii) made all material deposits required with respect to Taxes. All Tax Returns referred to in the preceding sentence were, and in the case of Tax Returns not yet filed, will be, true, correct and complete when filed in all material respects. All material Taxes that the Company or any Subsidiary is or was required to withhold or collect have been duly withheld or collected, including, without limitation, all employment related Taxes and withholdings, and, to the extent required, have been or will be timely paid to the proper Governmental Authority. To the knowledge of the Company and Sellers, there has been no issue raised or adjustment proposed (and none is pending) by the IRS or any other taxing authority in connection with any Tax Returns of the Company or any Subsidiary. No waiver or extension of any statute of limitations as to any federal, state, local or foreign tax matter has been given by or requested from the Company or any Subsidiary. The Company has not filed a consent under Section 341(f) of the Code. There are no tax liens upon any of the properties or assets of the Company or any Subsidiary, other than liens for Taxes not yet due and payable. None of the property of the Company or any Subsidiary (i) is "tax- exempt use property" within the meaning of Section 168(h) of the Code, (ii) is subject to a tax benefit transfer lease subject to the provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, or (iii) secures any debt the interest on which is exempt from income Tax under Section 103 of the Code. The charges, accruals and reserves with respect to Taxes on the respective books of the Company and each Subsidiary (excluding any provision for deferred income Taxes established to reflect timing differences between book and tax income) for all tax periods (or portions thereof) ending on or before the Closing Date (including any period for which no Tax Return has yet been filed) are adequate in all material respects. There is no tax sharing agreement that will require any payment by the Company or any Subsidiary to any party other than the Company or one of the Subsidiaries after the date of this Agreement. Except as set forth on SCHEDULE 4.17, neither the Company nor any Subsidiary has (i) applied for any tax ruling, (ii) entered into a closing agreement with any taxing authority,
(iii) filed an election under Section 338(g) or Section 338(h)(10) of the Code or (iv) been a party to any agreement or arrangement that would result in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code, or the payment of any compensation that is not deductible under
Section 162(m) of the Code. Neither the Company nor any Subsidiary is, or has been, a "United States real property holding corporation" within the meaning of
Section 897 of the Code. Neither the Company nor any Subsidiary has (i) agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code;
(ii) knowledge that the IRS has proposed any such adjustment or change in accounting method with respect to any such corporation or (iii) an application pending with any Taxing authority requesting permission for any change in accounting method. Neither the Company nor any Subsidiary owns an interest in any (i) domestic international sales corporation, (ii) foreign sales corporation, (iii) controlled foreign corporation or (iv) passive foreign investment company. Except as set forth on SCHEDULE 4.17, during the previous two years, neither the Company nor any Subsidiary has engaged in any exchange under which the gain realized on such exchange was not recognized due to Section 1031 of the Code. Except as set forth on SCHEDULE 4.17, neither the Company nor any Subsidiary has in effect any election for federal income tax purposes under Sections 108, 1017, 1033 or 4977 of the Code. Neither the Company nor any Subsidiary has been informed or notified that any of its income, business, assets, operations or activities is subject to Tax by a Governmental Authority where the required Tax Return(s) have not been filed by the Company or the appropriate Subsidiary. The Company and each Subsidiary have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of the Code
Section 6662. Neither the Company nor any Subsidiary has any liability for the Taxes of any other party under Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law).

         Section 4.18. COMPLIANCE WITH LAWS. The Company has complied with all material Laws (including without limitation the rules, regulations and practices of the Commission), and neither the Company nor any Seller has received any written notice of any claim, which has not been dismissed or otherwise disposed of, that the Company has not so complied.

         Section 4.19. TITLE TO ASSETS. As of the date hereof, the Company and its Subsidiaries do not own or lease any material tangible property or real property. As of the Closing Date, the Company or a Subsidiary will have such title to the Assets (as the same may be consumed, retired or replaced in the ordinary course of business or pursuant to the action or inaction of Purchaser pursuant to the LMA) as is conveyed to the Company or any Subsidiary pursuant to the Initial Purchase Agreements, free and clear of all Encumbrances other than Permitted Encumbrances and such Encumbrances permitted to encumber the Assets following the respective closings of the Initial Purchase Agreements.

         Section 4.20. FCC LICENSES.

         (a) The FCC Licenses identified on SCHEDULE 4.20(A) comprise all of the FCC licenses, permits and other authorizations, including any temporary waiver or special temporary authorization, to be acquired by the Company pursuant to the Initial Purchase Agreements.

         (b) No action or proceeding is pending or threatened before the Commission or other Governmental Authority for the cancellation or material adverse modification of the FCC Licenses. The Company and the Subsidiaries are current with all reports, filings and other matters relating to the Stations that the Company or any Subsidiary is required to file with the Commission and neither the Company nor any Subsidiary is delinquent in the payment of any fees and charges relating to the Stations that are due to the Commission.

         (c) As of the Closing Date, either the Company or a Subsidiary will be the authorized legal holder of each of the FCC Licenses and the FCC Licenses will be in full force and effect and no action or proceeding will be pending or threatened before the Commission for the cancellation of the FCC Licenses.

         Section 4.21. LITIGATION. There are no Governmental Orders and no Actions pending or, to the Company's and Sellers' knowledge, threatened against or affecting the Company, any Subsidiary, Sellers or the Assets which challenge the validity or propriety of any of the transactions contemplated by this Agreement.

         Section 4.22. ENVIRONMENTAL. Neither the Company, its Subsidiaries nor, to their knowledge, the sellers under the Initial Purchase Agreements has received any written notice of any investigation or inquiry by any Governmental Authority under any Environmental Laws relating to the ownership or operation of the Assets or the Stations. Neither the Company, its Subsidiaries nor, to their knowledge, the sellers under the Initial Purchase Agreements has disposed of any Hazardous Material on any of the Assets in violation of Environmental Laws and, to the Company's knowledge, no condition exists on any of the Assets which would subject the Assets to any remedial obligations under any Environmental Laws.

         Section 4.23. INITIAL PURCHASE AGREEMENTS. The Company has delivered to Purchaser accurate and complete copies of the Initial Purchase Agreements. Each of such agreements is a valid and binding agreement of the Company and (to the knowledge of the Company) the other party or parties thereto, enforceable against the Company and (to the knowledge of the Company and Sellers) such other party or parties in accordance with its terms. Except as set forth on SCHEDULE 4.23, the Company is not in breach of or in default under, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a default by the Company under, any provision of any of such agreements, and the Company has not received any notice from, or given any notice to, any other party indicating that the Company is in breach of or in default under any of such agreements. To the knowledge of the Company and Sellers, no other party to any of such agreements is in breach of or in default under such agreements, nor has any assertion been made by the Company of any such breach or default.

         Section 4.24. CERTAIN OTHER AGREEMENTS. Set forth on SCHEDULE 4.24 is an accurate and complete list of all contracts, agreements, leases, licenses, plans, arrangements or commitments, written or oral (collectively, excluding the Initial Purchase Agreements, "COMPANY AGREEMENTS") (i) relating to the borrowing of money by the Company or any Subsidiary or to the guarantee or assumption by the Company or any Subsidiary of any obligations of others, or (ii) pursuant to which the Company or any Subsidiary is obligated to expend or has the right to receive more than $50,000 in any 12-month period and which is not subject to cancellation by the Company or any Subsidiary upon less than 60 days' notice without penalty. Each of the Company Agreements is a valid and binding agreement of the Company or a Subsidiary, as the case may be, and (to the knowledge of the Company) the other party or parties thereto, enforceable against the Company or such Subsidiary and (to the knowledge of the Company) such other party or parties in accordance with its terms. Neither the Company nor any Subsidiary is in breach of or in default under, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a default by the Company or any Subsidiary under, any material provision of any of the Company Agreements other than any breach or default resulting from the action or inaction of Purchaser under the LMA, and neither the Company nor any Subsidiary has received any notice from, or given any notice to, any other party indicating that the Company or any Subsidiary is in breach of or in default under any of the Company Agreements, other than any breach or default resulting from the action or inaction of Purchaser under the LMA. To the knowledge of the Company and Sellers, no other party to any of the Company Agreements is in breach of or in default under such agreements, and no assertion has been made by the Company or any Subsidiary of any such breach or default.

         Section 4.25. ERISA. Neither the Company nor any of its affiliates sponsor, maintain, contribute to (other than indirectly through the Administaff Client Service Agreement referred to below) or administer any employee benefit plan within the meaning of Section 3(3) of ERISA, including a multiemployer plan (within the meaning of Section 4001(a) of ERISA). All fees required to be paid by the Company to Administaff Companies, Inc. pursuant to the Client Service Agreement between the Company and Administaff Companies, Inc. are current as of the date of this Agreement. For purposes of this Section and Section 7.02(e) only, an "affiliate" of any person means any other person which, together with such person, would be treated as a single employer under Section 414 of the Code.

         Section 4.26. INSURANCE. The Company maintains the policies of insurance described on SCHEDULE 4.26. All such policies are in full force and effect and all premiums have been paid in full to the extent payment was due.

         Section 4.27. BROKERAGE FEES. Neither Sellers nor any of their respective Affiliates have retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of this Agreement or any transaction contemplated hereby, other than Bluestone Capital Partners, L.P. and Americom Radio Brokers, Inc. (the "SELLERS' BROKERS"). Sellers shall pay all costs and expenses of Sellers' Brokers in accordance with agreements therewith and jointly and severally indemnify and hold harmless Purchaser from and against any and all losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission or similar payment in connection with any transaction contemplated hereby asserted by any person on the basis of any act or statement made or alleged to have been made by any Seller.

         Section 4.28. CERTAIN PAYMENTS. Since the inception of the Company, none of the Company or its Subsidiaries, or any director, officer, employee, or, to the knowledge of the Company, any agent (or employee thereof) of the Company or any Subsidiary or any other Person associated with or acting for or on behalf of the Company or any Subsidiary, other than Purchaser or any Affiliate of Purchaser, has directly or indirectly (a) made any illegal contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any of its Subsidiaries.

         Section 4.29. EMPLOYEES. Except as set forth on SCHEDULE 4.29, the Company has no employees as of the date of this Agreement, and, as of the Closing Date, it shall have no employees or obligations or liabilities with respect to former employees, other than those hired pursuant to the transactions contemplated hereby or as may be required under applicable Law.

         Section 4.30. LABOR AGREEMENTS AND ACTIONS. The Company and its Subsidiaries are not bound by or subject to (and none of the Company or its Subsidiaries' assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company or its Subsidiaries, has sought to represent any of the employees, representatives or agents of the Company or its Subsidiaries. There is no strike or other labor dispute involving the Company or its Subsidiaries pending, or, to the knowledge of the Company or its Subsidiaries, threatened, nor is the Company or its Subsidiaries aware of any labor organization activity involving employees of the Company or its Subsidiaries.

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to the Company and Sellers as follows:

         Section 5.01. ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to own and lease its properties and carry on its business as currently conducted.

         Section 5.02. DUE AUTHORIZATION; EXECUTION AND DELIVERY. Subject to the issuance of the Final Orders and any required compliance with the HSR Act, Purchaser has full power and authority to enter into this Agreement and the Ancillary Documents to which it is a party and to carry out its obligations hereunder. The execution and delivery by Purchaser of this Agreement and the Ancillary Documents to which it is a party and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement and the Ancillary

Documents to which Purchaser is a party have been duly executed and delivered by Purchaser and constitute the legal, valid and binding obligations of Purchaser, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or general equitable principles. Neither the execution and delivery by Purchaser of this Agreement or the Ancillary Documents to which it is a party, nor the consummation of the transactions contemplated hereby and thereby will: (i) conflict with or result in a breach of the organizational documents of Purchaser; (ii) subject to the issuance of the Final Orders, violate any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental authority; or
(iii) violate or conflict with or constitute a default under (or give rise to any right of termination, cancellation or acceleration under) any indenture, mortgage, lease, contract or other instrument to which Purchaser or any of its Affiliates is a party or by which it or any of its Affiliates is bound or affected.

         Section 5.03. GOVERNMENTAL CONSENTS. No consent, approval, authorization, license, exemption of, filing or registration with any court, governmental authority or administrative agency is required by Purchaser in connection with the execution and delivery of this Agreement or the consummation by it of any transaction contemplated hereby, other than the consent of the FCC or under the HSR Act.

         Section 5.04. LITIGATION. There is no order of any court, governmental agency or authority and no action, suit, proceeding or investigation, judicial, administrative or otherwise that is pending or, to Purchaser's knowledge, threatened against or affecting Purchaser which challenges the validity or propriety of any of the transactions contemplated by this Agreement.

         Section 5.05. BROKERAGE FEES. No broker, finder, financial advisor or investment banker is entitled to any brokerage, finder's or other fee, commission or expense reimbursement in connection with the transactions contemplated by this Agreement as a result of any agreement or action of Purchaser, other than Lehman Brothers, Inc. (the "PURCHASER'S BROKER"). Purchaser shall pay all costs and expenses of the Purchaser's Broker in accordance with agreements therewith, and indemnify and hold harmless Seller and its Affiliates from and against any and all losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission or similar payment in connection with any transaction contemplated hereby asserted by any person on the basis of any act or statement made or alleged to have been made by Purchaser or any of its Affiliates.

         Section 5.06. QUALIFICATION. Purchaser is legally, financially and otherwise qualified to be the licensee of, acquire, own and operate the Station under the Communications Act and the rules, regulations and policies of the FCC. There are no facts that would, under existing law and the existing rules, regulations, policies and procedures of the FCC, disqualify Purchaser as an assignee of the FCC Licenses or as the owner and operator of the Station. No waiver of any FCC rule or policy is necessary for the FCC Consents to be obtained. There is no action, suit or proceeding pending or, to the knowledge of Purchaser, threatened against Purchaser which questions the legality or propriety of the transactions contemplated by this Agreement or could materially adversely affect Purchaser's ability to perform its obligations hereunder. Purchaser has and will have available on the Closing Date sufficient funds to enable it to consummate the transactions contemplated hereby.

         Section 5.07. PURCHASER SHARES. The Purchaser Shares have been duly authorized for issuance and, if and when delivered by Purchaser in accordance with the provisions of this Agreement, will be validly issued fully paid and nonassessable. The issuance of the Purchaser Shares pursuant to this Agreement is not subject to any preemptive or similar rights.

                                   ARTICLE VI
                     CERTAIN COVENANTS AND OTHER AGREEMENTS

         Section 6.01. CONDUCT AND PRESERVATION OF BUSINESS.

         (a) Except actions or inactions of Purchaser pursuant to the LMA, or as expressly provided in this Agreement, during the period from the date hereof to the Closing, the Company shall not, without the prior written consent of
Purchaser:

                  (i) incur, guarantee or assume any indebtedness for borrowed money in respect of the Stations, other than indebtedness to Purchaser, or in accordance with the Bridge Loan Agreement;

                  (ii) mortgage or pledge any of the Assets to any person other than Purchaser, and other than in accordance with the Bridge Loan Agreement, or create or suffer to exist any Encumbrance thereupon, other than the Permitted Encumbrances and Encumbrances in favor of Purchaser, or in accordance with the Bridge Loan Agreement;

                  (iii) sell, lease, transfer or otherwise dispose of, directly or indirectly, any material part of the Assets, other than in accordance with the Bridge Loan Agreement;

                  (iv) amend, modify or change any existing lease, contract, FCC License or agreement relating to the Assets;

                  (v) amend, modify or change in any way the terms of the Initial Purchase Agreements;

                  (vi) take any action which would or might make any of the representations or warranties of the Company or Sellers contained in this Agreement untrue or inaccurate as of any time from the date of this Agreement to the Closing or would or might result in any of the conditions set forth in this Agreement not being satisfied;

                  (vii) issue or sell any of the capital stock of the Company, or grant or commit grant any options, warrants or other rights to subscribe for, or purchase, or otherwise acquire, any shares of capital stock of the Company, or issue or commit to issue any securities convertible into or exchangeable for shares of capital stock of the Company;

                  (viii) change or amend the Certificate of Incorporation or Bylaws of the Company; or

                  (ix) authorize or propose, or agree in writing or otherwise to take, any of the actions described in this Section.

         Section 6.02. ACCESS TO RECORDS AND PROPERTIES. Subject to requirements of confidentiality imposed by contract or by law, the Company will (a) make available to Purchaser and its accountants, counsel and other representatives, access during normal business hours to the properties, books and records of the Company, and will allow the Company's officers and representatives to be available to Purchaser for consultation, and (b) furnish Purchaser with copies of all such contracts, books and records, and other existing documents and data relating to the Company, any Subsidiary or the Assets as Purchaser may reasonably request, and (c) furnish Purchaser with such additional financial, operating, and other data and information relating to the Company, any Subsidiary or the Assets as Purchaser may reasonably request.

         Section 6.03. TAXES; OTHER CHARGES. All sales, use, value added, transfer, registration, stamp, deed and similar Taxes ("TRANSFER TAXES"), other than any Transfer Taxes relating to the Kept Assets, resulting from the consummation of the transactions contemplated hereby shall be borne by Sellers and Purchaser equally. The parties shall cooperate in obtaining all exemptions from such Transfer Taxes. Sellers shall file all necessary documentation with respect to, and make all payments of, such Transfer Taxes on a timely basis.

         Section 6.04. BEST EFFORTS. The Company, Sellers and Purchaser shall take all reasonable action necessary to consummate the transactions contemplated by this Agreement and will use all necessary and reasonable means at its disposal to obtain all necessary consents and approvals of other persons and Governmental Authorities required to enable it to consummate the transactions contemplated by this Agreement, including the consent of the FCC and any necessary filings and consents under the HSR Act. Without limiting the generality of the foregoing, the Company and Sellers shall take all reasonable action necessary to consummate the transactions contemplated by the Initial Purchase Agreements and will use all necessary and reasonable means at its disposal to obtain all necessary consents and approvals of other persons and Governmental Authorities required to enable it to consummate the transactions contemplated by the Initial Purchase Agreements, including the consent of the FCC. Except as otherwise provided herein, each of the Company, Sellers and Purchaser acknowledges and agrees that it shall pay all costs, fees and expenses incurred by it in obtaining such necessary consents and approvals (it being understood that Purchaser shall pay all filing fees in connection with notification filings under the HSR Act). Each party shall promptly make all filings, applications, statements and reports to all governmental agencies or entities which are required to be made prior to the Closing Date by or on its behalf pursuant to any statute, rule or regulation in connection with the transactions contemplated by this Agreement, and copies of all such filings, applications, statements and reports shall be provided to the other. If the FCC determines that the transactions contemplated hereby or a portion thereof are inconsistent or violative of FCC rules or regulations, the parties agree that they will, to the extent practicable, negotiate in good faith to amend, modify or restructure the transactions contemplated hereby so as to be consistent with FCC rules and regulations.

         Section 6.05. PUBLIC ANNOUNCEMENTS. Prior to the Closing Date, all notices to third parties and other publicity relating to the transactions contemplated by this Agreement shall be jointly planned by Sellers and Purchaser; it being understood by the Company and Sellers that Purchaser is a public company subject to disclosure requirements, and this covenant shall be subject to Purchaser's requirements thereunder.

         Section 6.06. NEWCO SUBS. Prior to Closing, the Company shall transfer all of the Kept Assets to one or more Newco Subs. Each Newco Sub shall continue to be subject to the Bridge Loan Agreement as provided therein. Immediately prior to (but no sooner than immediately prior to) the Closing, the Company shall distribute or otherwise transfer all of the equity securities of Newco Sub to the stockholders of the Company. Sellers shall take all actions necessary to provide for such transfer in a manner that will not delay or otherwise impede the Closing.

         Section 6.07. EMPLOYMENT MATTERS. Set forth on SCHEDULE 6.07 is an accurate and complete list of the names, positions and salaries of the local management personnel of the Company (the "MANAGEMENT PERSONNEL"). Between the date hereof and the Closing, the Company shall deliver to the purchaser a revised SCHEDULE 6.07 updating the information as to the Management Personnel.

         Section 6.08. REGISTRATION RIGHTS. Upon Closing, Purchaser and Sellers shall enter into a registration rights agreement in substantially the same form as the Form of Registration Rights Agreement attached hereto as EXHIBIT 6.08.

         Section 6.09. COMPLIANCE WITH COVENANTS. Between the date hereof and the Closing, the Company and Sellers will comply in all material respects with all covenants set forth in Articles VI and VII of the Bridge Loan Agreement and Purchaser shall comply, and shall cause its Affiliates to comply, in all material respects with all covenants of Purchaser and its Affiliates set forth in the LMA.

         Section 6.10. NOTIFICATION. Between the date hereof and the Closing, the Company and Sellers will promptly notify Purchaser in writing if the Company or Sellers become aware of any fact or condition that causes or constitutes a breach of any of the Company's or Sellers' representations and warranties as of the date hereof, or if the Company or Sellers become aware of the occurrence after the date hereof of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, the Company and Sellers will promptly notify Purchaser of the occurrence of any breach of any covenant of the Company or Sellers in this Section 6 or
Article VI or VII of the Bridge Loan Agreement or of the occurrence of any event that may make the satisfaction of the conditions in Section 3 impossible or unlikely. During the same period, Purchaser will promptly notify the Company and Sellers of the occurrence of any breach of any covenant of the Purchaser in this
Section 6 or the LMA or of the occurrence of any event that may make the satisfaction of the conditions in Section 3 impossible or unlikely.

         Section 6.11. NO NEGOTIATION. Until such time, if any, as this Agreement is terminated pursuant to Article VIII, the Company and Sellers will not directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, or provide any non-public information to, any person (other than Purchaser) relating to any transaction involving the sale of the Assets, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.

         Section 6.12. TAX COVENANTS.

         (a) Without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, neither the Company nor any of the Subsidiaries shall make or change any material Tax election (other than an election to treat a wholly-owned subsidiary as a qualified Subchapter S subsidiary pursuant to
Section 1361 of the Code), change any annual Tax accounting period, adopt or change any method of Tax accounting, file any material amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to the extension or waiver of the limitations period applicable to any Tax claim or assessment, surrender any right to claim a Tax refund or take or omit to take any other action outside the ordinary course of business if such action or omission would have the effect of materially increasing the Tax liability of the Company or any of its Subsidiaries (including any such increase that would occur in Tax periods after the Closing Date).

         (b) All Tax Returns not required to be filed on or before the date of this Agreement (i) will, to the extent required to be filed on or before the Closing Date, be filed in accordance with applicable Laws, and (ii) as of the time of filing, will correctly reflect the income, business, assets, operations, activities and status of the Company, its Subsidiaries and any other information required to be shown therein in all material respects.

         Section 6.13. POST-CLOSING TAX MATTERS.

         (a) Sellers shall file or cause to be filed when due all Tax Returns due to be filed on or prior to the Closing Date and all U.S. federal, state and local income and franchise Tax Returns with respect to the Company or its Subsidiaries with respect to the taxable periods ending on or before the Closing Date.

         (b) Purchaser shall file or cause to file when due all other Tax Returns with respect to the Company or its Subsidiaries due to be filed after the Closing Date.

         (c) After the Closing Date, each of Sellers and Purchaser shall:

                  (i) assist (and cause their respective affiliates to assist) the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with this Agreement;

                  (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns and payments in respect thereof;

                  (iii) make available to the other and to any taxing authority as reasonably requested all relevant information, records, and documents relating to Taxes;

                  (iv) provide timely notice to the other in writing of any pending or proposed audits or assessments with respect to Taxes for which the other may have a liability under this Agreement;

                  (v) furnish the other with copies of all relevant correspondence received from any taxing authority in connection with any audit or information request with respect to any Taxes referred to in subsection (iv) above; and

                  (vi) bear the other party's reasonable out-of-pocket expenses in complying with a request by a party for the other party's assistance or cooperation to the extent that those expenses are attributable to fees and other costs of unaffiliated third- party service providers.

         (d) Sellers agree to pay all Taxes relating to the Kept Assets, including, without limitation, all income Taxes and Transfer Taxes resulting from their transfer and the spin off of any Newco Sub to Sellers.

         Section 6.14. KXJO. As soon as practicable after the date hereof, the Company shall assign its rights and obligations under the SF Agreement to a wholly owned subsidiary of the Company ("KXJO SUB"), and shall obtain all necessary authorizations from Citicasters and the FCC to permit such assignment. As consideration for such assignment and in connection with the distribution of the capital stock of KXJO Sub to Sellers as described below, KXJO Sub shall issue its promissory note (the "KXJO NOTE") to the Company in the principal amount of $4,500,000 to cover the $4,500,000 previously paid into escrow by the Company pursuant to the SF Agreement toward the purchase price of radio station KXJO-FM. The KXJO Note shall be in form and substance reasonably satisfactory to counsel for Purchaser. Interest shall accrue on the outstanding principal balance of the KXJO Note at the rate per annum equal to the applicable federal rate. The unpaid principal and interest of the KXJO Note shall be due and payable in full on the earlier to occur of the termination of the KXJO Sub Agreement and January 1, 2002. In the event that the FCC has not issued the FCC Order with respect to radio station KXJO-FM on or before the business day immediately preceding the Closing Date, then immediately prior to Closing (i) KXJO Sub shall issue the KXJO Note to the Company, (ii) KXJO Sub and Newco Sub shall be jointly and severally liable for all borrowings under the Bridge Loan Agreement and shall be bound as a "Borrower" thereunder and KXJO Sub and Newco Sub shall grant a general security interest to Purchaser thereunder, and Sellers shall pledge all of their equity securities of KXJO Sub and Newco Sub and the certificates evidencing the Purchaser Shares to Purchaser, (iii) the Company shall distribute all of the shares of stock of KXJO Sub to Sellers, (iv) Sellers shall provide to Purchaser a limited recourse guaranty of the repayment of the KXJO Note, which guaranty shall be in form and substance reasonably satisfactory to counsel for Purchaser and which shall terminate upon the sale of the shares of capital stock of KXJO Sub to Purchaser, and shall pledge to Purchaser, pursuant to a pledge and security agreement substantially in the form of the pledge agreement attached as Exhibits B and E, as applicable, to the Bridge Loan

Agreement, all of the Purchaser Shares, and all of the equity securities of KXJO Sub and Newco Sub as collateral for such guaranty and the payment of the Liquidated Damages (as defined below), (v) the Purchase Price shall be reduced by $5,000 (the "KXJO ADJUSTMENT"), (vi) Closing shall occur with respect to the Shares in accordance with Article III, (vii) the representations and warranties of the Company and Sellers set forth herein shall be deemed to have been made without regard to such Station and (viii) Sellers and Purchaser shall enter into a Stock Purchase Agreement with respect to all of the shares of capital stock of KXJO Sub, which Stock Purchase Agreement (the "KXJO SUB AGREEMENT") shall (A) provide for a purchase price for the capital stock of KXJO Sub of $5,000, (B) provide for a closing of the transactions contemplated thereby to occur on the third business day following the date on which the FCC issues the FCC Order with respect to such Station, (C) provide for liquidated damages equal to the repayment of the KXJO Note (including interest, fees and expenses) plus the Purchaser Shares to be paid to Purchaser in the event that the KXJO Sub Agreement is not consummated for any reason (other than a material breach by Purchaser) prior to January 1, 2002, and (D) otherwise contain such terms, conditions and indemnities as are as substantially similar as practicable under the circumstances to those set forth herein.

                                   ARTICLE VII
                                 INDEMNIFICATION

         Section 7.01. SURVIVAL. All representations, warranties, covenants and agreements made by any party to this Agreement or pursuant hereto shall be deemed to be material and to have been relied upon by the parties hereto and shall survive the Closing for twelve months after the Closing Date, except for
(i) the representations and warranties provided in Sections 4.01, 4.04, 4.05, 4.06(a)(i), 4.20(c), 4.25, 4.27, 5.01, 5.02, 5.05, 5.06 and 5.07, which shall survive indefinitely, and (ii) the representations and warranties provided in
Section 4.17, which shall not survive the Closing.

         Section 7.02. INDEMNIFICATION BY SELLERS. Subject to the limitations set forth in Sections 7.01 and 7.04, each of Sellers, jointly and severally, shall indemnify and hold harmless Purchaser and its officers, directors, employees, agents, permitted assigns, Affiliates and successors thereof from, against, for and in respect of:

         (a) any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action and encumbrances (collectively, "LOSSES") suffered, sustained, incurred or required to be paid by Purchaser and arising from the breach of any written representation, warranty, agreement or covenant of the Company or such Seller contained in this Agreement, except to the extent that the same has resulted in a reduction of the Purchase Price pursuant to Section 2.02;

         (b) any and all Losses relating to Liabilities arising from the Kept Assets; except to the extent that the same has resulted in a reduction of the Purchase Price pursuant to Section 2.02;

         (c) all customary costs and expenses (including, without limitation, customary attorneys' fees, interest and penalties) incurred by Purchaser in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 7.02; and

         (d) any Losses arising from any cleanup or other remediation of or arising from any cleanup, removal, containment or other remediation (collectively, "CLEANUP") required by applicable law or regulation of, or any other damage arising from, any Hazardous Substance, Cleanup or breach of Environmental Law, but only to the extent that Company or Sellers have caused such Losses, or in the case that they have not caused such Losses, only to the extent that Sellers may receive indemnification or contribution for such Losses pursuant to the Initial Purchase Agreements.

         (e) any Losses arising from or in connection with the maintenance by Sellers, the Company or any affiliate of the Company of any employee benefit plan (as defined in Section 3(3) of ERISA), or by reason of the Company's contractual arrangement with the Administaff Companies, Inc. (the "CLIENT SERVICE AGREEMENT") including, without limitation, any liability to the Pension Benefit Guaranty Corporation, the IRS, a Multiemployer Plan or employees or former employees (or their beneficiaries) of Sellers, the Company or any affiliate of the Company arising out of or relating to the Client Service Agreement and/or the maintenance, administration, termination or any other reason of any such plans, the trusts related to such plans, or employment with the Sellers, the Company or any affiliate of the Company on or prior to the Closing Date.

         THE PROVISIONS OF THIS INDEMNITY SHALL NOT BE THE SOLE REMEDY IN THE CASE OF INTENTIONAL MISREPRESENTATIONS, FRAUD, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE.

         Section 7.03. INDEMNIFICATION BY PURCHASER. Subject to the limitations set forth in Sections 7.01 and 7.04, Purchaser shall indemnify and hold the Company and each Seller and the officers, directors, employees, trustees, agents, permitted assigns, Affiliates and successors thereof harmless from, against, for and in respect of:

         (a) any and all Losses suffered, sustained, incurred or required to be paid by Seller and arising from the breach of any written representation, warranty, agreement or covenant of Purchaser contained in this Agreement, or the ownership and operation by Purchaser of the Assets after the Closing;

         (b) any and all Losses relating to Liabilities of the Company or any Subsidiary arising from and after the Closing Date; and

         (c) all reasonable costs and expenses (including, without limitation, attorneys' fees, interest and penalties) incurred by the Company or any Seller in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 7.03.

         THE PROVISIONS OF THIS INDEMNITY SHALL NOT BE THE SOLE REMEDY IN THE CASE OF INTENTIONAL MISREPRESENTATIONS, FRAUD, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE.

         Section 7.04. INDEMNIFICATION PROCEDURES. The obligations and liabilities of each indemnifying party hereunder with respect to claims resulting from the assertion of liability by the other party or indemnified third parties shall be subject to the following terms and conditions:

         (a) The indemnified party shall give prompt written notice (which in no event shall exceed 30 days from the date on which the indemnified party first became aware of such claim or assertion) to the indemnifying party of any claim which might give rise to a claim by the indemnified party against the indemnifying party based on the indemnity agreements contained in Article VII hereof, stating the nature and basis of said claims and the amounts thereof, to the extent known. The failure to so notify, or any delay in so notifying, the indemnifying party will not relieve the indemnifying party of its obligations under Article VII, except solely to the extent that the indemnifying party can demonstrate that such failure actually and materially prejudices the defense of the Action by the indemnifying party. Within 10 days of delivery of such notice, the indemnifying party shall advise the indemnified party (i) whether it disputes the claim for indemnification and (ii) whether the indemnifying party desires at its sole cost and expense to defend such Action.

         (b) In the event that the indemnifying party notifies the indemnified party within the notice period specified in clause (a) of this Section 7.04 that the indemnifying party does not dispute the indemnifying party's obligation to indemnify hereunder and desires to defend the indemnified party against such claim and, except as hereunder provided, the indemnifying party shall have the right to defend by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by the indemnifying party to final conclusion; provided that, unless the indemnified party otherwise agrees, the indemnifying party may not compromise or settle any matter (in whole or in part) (i) without obtaining a complete and unconditional release of the indemnified party, (ii) unless the sole relief provided is monetary damages that are paid in full by the indemnifying party, and (iii) unless there is no finding or admission of any violation of law or any violation of the rights of any other Person and no effect on any claims that may be made against the indemnified party. If the indemnifying party elects not to defend the indemnified party against such claim, whether by failure of the indemnifying party to give the indemnified party timely notice as provided above or otherwise, then the indemnified party may assume the defense thereof, shall have the right to undertake the defense of, compromise or settle such proceedings and the indemnifying party shall, upon request of the indemnified party, pay to such indemnified party, in accordance with the terms of this Article VII, the amount of Losses resulting from such proceeding; provided, however, that such proceeding shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the indemnifying party's right to object to any proposed compromise or settlement shall be conditioned upon such indemnifying party acknowledging to the indemnified party that such indemnifying party shall be solely responsible (as between the indemnifying party and the indemnified party) for all liabilities and obligations arising from the matter proposed to be compromised or settled. If any Action, suit or proceeding is brought against the indemnified party with respect to which the indemnifying party may have liability under the indemnity agreements contained in Article VII hereof, the Action, suit or proceeding shall, upon the written acknowledgment by the indemnifying party that it is obligated to indemnify under such indemnity agreement, be defended (including all proceedings on appeal or for review which counsel for the indemnified party shall deem appropriate) by the indemnifying party. The indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the indemnified party's own expense unless
(i) the employment of such counsel and the payment of such fees and expenses both shall have been specifically authorized in writing by the indemnifying party in connection with the defense of such Action, suit or proceeding, or (ii) counsel to such indemnified party shall have reasonably concluded and specifically notified the indemnifying party that there may be specific defenses available to it which are different from or additional to those available to the indemnifying party or that such Action, suit or proceeding involves or could have an effect upon matters beyond the scope of the indemnity agreements contained in Article VII hereof, in any of which events the indemnifying party, to the extent made necessary by such defenses, shall not have the right to direct the defense of such Action, suit or proceeding on behalf of the indemnified party. In the latter such case only that portion of such fees and expenses of the indemnified party's separate counsel reasonably related to matters covered by the indemnity agreements contained in Article VII hereof shall be borne by the indemnifying party. The indemnified party shall be kept fully informed of such action, suit or proceeding at all stages thereof whether or not it is represented by separate counsel.

         (c) The defending party shall make available to the non-defending party and its attorneys and accountants all books and records of the non-defending party relating to such proceedings or litigation and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such Action, suit or proceeding.

         (d) There shall be no indemnification recoverable against a party otherwise obligated to provide indemnification therefor under this Article VII until the Losses by the party seeking such indemnification exceed $150,000 in the aggregate (the "BASKET AMOUNT") (other than the payment of Taxes relating to the Straddle Period and Taxes related to the Kept Assets), and once all such Losses exceed the Basket Amount, such party shall only be obligated to the other party for Losses in excess of the Basket Amount (other than the payment of Taxes relating to the Straddle Period and Taxes related to the Kept Assets).

         (e) No Seller shall be required to pay any amount in satisfaction of the indemnification obligations of such Seller pursuant to this Article VII in excess of the portion of the Purchase Price received by such Seller.

         (f) A waiver of a condition to Closing hereunder shall not preclude the waiving party from being indemnified hereunder.

         Section 7.05 TAX INDEMNIFICATION BY SELLER.

         (a) Sellers shall pay, indemnify and hold harmless (jointly and severally) Purchaser, the Company and each of its Subsidiaries and their successors, from and against all liabilities for Taxes of the Company and each of its Subsidiaries for taxable periods ending on or before the Closing Date. For purposes of the preceding sentence, the Closing Date shall be treated as the last day of a taxable period whether or not the taxable period in fact ends on the Closing Date. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date (the "STRADDLE PERIOD"), the portion of such Tax which relates to the portion of such a taxable period ending on the Closing Date shall, (i) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and
(ii) in the case of any Tax based upon or related to income or receipts deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date, except that exemptions, allowances and deductions that are calculated on an annual basis (such as depreciation) shall be apportioned on a per diem basis. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company and its Subsidiaries. Sellers and Purchaser shall each bear their own costs in determining the amount due under this Section 7.05. For purposes of this Section 7.05 (and the calculation of any indemnity), any interest, penalties or additions to tax accruing after the Closing Date with respect to a liability for Taxes for which Sellers indemnify Purchaser, the Company or any of its Subsidiaries shall be deemed to be attributable to a taxable period ending on or before the Closing Date.

         (b) (i) Purchaser, the Company and its Subsidiaries shall include in their notice of any claim for indemnification pursuant to this Section
         7.05 a calculation of the amount of the requested indemnity payment. If Sellers disagree with the calculation of the indemnity payment, Sellers and Purchaser shall attempt to resolve such disagreement within a period of 45 days from the date Sellers receive the notice of claim for indemnification. If the parties fail to reach an agreement at the end of such period, such disagreement shall be submitted to a nationally-recognized firm of independent certified public accountants mutually selected by Sellers and Purchaser, whose determination shall be final and binding on all parties. The cost of such nationally-recognized firm of independent certified public accounts shall be borne equally by Sellers and Purchaser.

                  (ii) Within ten days after the indemnity calculation has been resolved or determined, Sellers shall pay to Purchaser, the Company and its Subsidiaries (and their successors) such amounts as have been determined to be due Purchaser, the Company and its Subsidiaries (and their successors) as a result of the indemnification provided in
         Section 7.05; provided, however, that Sellers' indemnification obligations under this Section 7.05 shall be subject to the limitations on indemnification set forth in this Article VII.

         (c) (i) Each of Purchaser, the Company and its Subsidiaries and Sellers will provide the other parties with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return, any audit or other examination by any Governmental Authority, any judicial or administrative proceedings relating to liability for Taxes, or any other claim arising under this Agreement, and each will retain and provide the others with any records or information that may be relevant to any such Tax Return, audit or examination, proceeding or claim. The party requesting assistance hereunder shall reimburse the other parties for reasonable , out-of-pocket expenses incurred in providing such assistance.

         Notwithstanding any other provision of this Section 7.05(c), each party hereby agrees that it will retain, until all appropriate statutes of limitations (including any extensions) expire, copies of all Tax Returns, supporting work schedules and other records or information which may be relevant to such Tax Returns, except for such Tax Returns, supporting work schedules and other records which another party shall acquire as a consequence of this Agreement, and that it will not destroy or otherwise dispose of such materials without first providing the other relevant party with a reasonable opportunity to review and copy such materials.

                  (ii) If Sellers or Purchaser, as the case may be, fail to provide any information requested by another party within a reasonable period, or otherwise fail to do any act required of them under Section 7.05, then such party shall be obligated, notwithstanding any other provision of this Agreement, to indemnify such other party and shall so indemnify such other party and hold such other party harmless from and against any and all costs, claims, or damages, including, without limitation, all Taxes or deficiencies thereof, payable as a result of such failure, subject, however, to the limitations on indemnification set forth in this Article VII.

         Section 7.06. TAX INDEMNIFICATION BY PURCHASER.

         (a) Purchaser shall be solely liable for Taxes of the Company for all Taxable Years and periods commencing after the Closing Date. Purchaser shall cause to be prepared and duly file all Tax Returns of the Company for Taxable Periods commencing after the Closing Date. Purchaser shall pay all Taxes whether or not shown to be due on such Tax Returns for all periods covered by such Tax Returns. Notwithstanding the foregoing, except to the extent provided in Section 7.06(b), Purchaser shall be liable for, and shall indemnify and hold harmless Sellers against, any and all Taxes for any Taxable Year or Taxable Period commencing after the Closing Date due or payable by the Company.

         (b) Purchaser shall cause the Company to pay all Taxes due for any Taxable year or Taxable period relating to the Straddle Period (subject to Purchaser's right to indemnification under Section 7.05(a)). To the extent that the Taxes that would have been due if the Straddle Period had ended on the Closing Date are less than the Taxes for the Straddle Period paid by the Company or Sellers prior to the Closing Date, such shortfall shall be paid by Purchaser to Sellers at the time that any payment for such Taxes is due. Purchaser shall be liable for, and shall indemnify and hold harmless Sellers against, all Taxes for the Straddle Period for which Sellers are not responsible under Section 7.05(a).

         (c) Except as otherwise set forth in this Agreement, to the extent any refunds or credits with respect to the Taxes paid by the Company are attributable to Taxable periods commencing before and ending before the Closing Date, such refunds or credits shall belong to Sellers. Except as provided in the immediately succeeding sentence, to the extent that any refunds or credits with respect to Taxes paid by the Company are attributable to Taxable periods commencing on or after the Closing Date, such refunds or credits shall belong to Purchaser. To the extent that any refunds or credits with respect to Taxes paid by the Company are attributable to the Straddle Period, such refunds and credits shall belong to the party who bears responsibility for such Taxes pursuant to Sections 7.05 and 7.06. Purchaser shall cause the Company to forward to Sellers or to reimburse Sellers for any refunds or credit belonging to Sellers within two business days from receipt thereof by any of Purchaser or the Company.

Sellers shall forward to Purchaser or reimburse Purchaser for any refunds or credits belonging to Purchaser within two business days from receipt thereof by Sellers. Any refunds or reimbursements not made within the two-business day period specified above shall bear interest from the date received by the refunding or reimbursing party at the rate for Tax deficiencies under Section 6621 of the Code.

         (d) In addition to the provisions in this Section 7.06, it is intended that the provisions in Section 7.05 will apply to Purchaser to the extent appropriate.

                                  ARTICLE VIII
                                   TERMINATION

         Section 8.01. TERMINATION. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing in the following manner:

         (a) by mutual written consent of the Company, Sellers and Purchaser; or

         (b) by either Sellers on the one hand (following repayment of all amounts due to Purchaser by any party under the Bridge Loan Agreement in accordance with the terms thereof) or Purchaser on the other hand if the Closing shall not have occurred on or before [June 1, 2001], unless such failure to close shall be due to a breach of this Agreement by the party seeking to terminate this Agreement pursuant to this clause (b); or

         (c) by either Sellers on the one hand (following repayment of all amounts due to Purchaser by any party under the Bridge Loan Agreement in accordance with the terms thereof) or Purchaser on the other hand if there shall be any Law that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or a Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling or other action shall have become final and nonappealable; or

         (d) by Sellers (following repayment of all amounts due to Purchaser by any party under the Bridge Loan Agreement in accordance with the terms thereof), if (i) any of the material representations and warranties of Purchaser contained in this Agreement shall not be true and correct in any material respect, when made or at any time prior to the Closing as if made at and as of such time (except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date), in any respect which is material to Purchaser or the ability of Purchaser to consummate the transactions contemplated hereby, or (ii) Purchaser shall have failed to fulfill in any material respect any of its material obligations under this Agreement, which failure is material to the obligations of Purchaser under this Agreement, and, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within 30 days after written notice thereof from Sellers to Purchaser; provided that Purchaser shall have no opportunity to cure its failure to timely pay the Purchase Price; or

         (e) by Purchaser, if (i) any of the material representations and warranties of the Company or Sellers contained in this Agreement shall not be true and correct in any material respect, when made or at any time prior to the Closing as if made at and as of such time (except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date), in any respect which is material to Sellers or the ability of any Seller to consummate the transactions contemplated hereby, or (ii) any of Sellers or the Company shall have failed to fulfill in any material respect any of its material obligations under this Agreement, which failure is material to the obligations of the Company or such Seller under this Agreement, and, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within 30 days after written notice thereof from Purchaser to the Company and Sellers.

         Section 8.02. CERTAIN REMEDIES NOT EXCLUSIVE. Except as specifically set forth herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

         Section 8.03. SPECIFIC PERFORMANCE. It is understood and agreed that money damages would not be sufficient remedy for Sellers' or Purchaser's failure to perform under this Agreement, the Bridge Loan Agreement and the Ancillary Documents, including Sellers' failure to transfer the Shares to Purchaser and Purchaser's payment of the Purchase Price and advancement of funds under the Bridge Loan Agreement in accordance with the terms thereof, that Purchaser or Sellers, as the case may be, would be irreparably harmed by such a breach and that Purchaser and Sellers shall be entitled to specific performance and injunctive relief as remedies for any such breach.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

         Section 9.01. EXPENSES. Except as otherwise expressly provided herein, each party shall pay the fees and expenses incurred by it in connection with the transactions contemplated by this Agreement. If any action is brought for breach of this Agreement or to enforce any provision of this Agreement, the prevailing party shall be entitled to recover court costs, arbitration expenses and reasonable attorneys' fees.

         Section 9.02. AMENDMENT. This Agreement may be amended at any time but only by an instrument in writing signed by the parties hereto.

         Section 9.03. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) mailed by certified mail, return receipt requested, or delivered by nationally recognized "next-day" delivery service, to the parties at the addresses set forth below (or at such other address for a party as shall be specified by like notice), or (ii) sent by facsimile to the number set forth below (or such other number for a party as shall be specified by proper notice hereunder), or (iii) sent by email to the email address set forth below (or such other email address for a party as shall be specified by proper notice hereunder):

         If to Purchaser, to:       Spanish Broadcasting System, Inc.
                                    3191 Coral Way
                                    Miami, Florida 33145
                                    Attention:Joseph A. Garcia
                                    Facsimile: (305) 441-7861
                                    Email: bgerdts@sbscorporate.com

         with copies (which shall not constitute notice) to:

                                    Kaye, Scholer, Fierman, Hays & Handler, LLP
                                    901 Fifteenth Street, N.W.
                                    Washington, D.C. 20005
                                    Attention: Jason L. Shrinsky
                                    Facsimile: 202-682-3580
                                    Email:

         If to Sellers, to:         James L. Anderson
                                    1333 Corporate Drive, Suite 350
                                    Irving, Texas 75038
                                    Facsimile: 972-550-5517
                                    Email: jim@rodriguezcom.com

         with copies (which shall not constitute notice) to:

                                    Thompson & Knight L.L.P.
                                    1700 Pacific Ave., Suite 3300
                                    Dallas, Texas 75201
                                    Attention: David Emmons
                                    Facsimile: 214 969-1751
                                    Email: emmonsd@tklaw.com

         Section 9.04. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and permitted assigns. This Agreement may not be assigned by either party without the prior written consent of the other, except that Purchaser may assign to any wholly owned subsidiary of Purchaser or to Purchaser's lender that will lend to Purchaser the funds that Purchaser will in turn lend pursuant to the Bridge Loan Agreement any of Purchaser's rights, interests or obligations hereunder, upon notice to the Company and Sellers; provided that no such assignment shall relieve Purchaser of its obligations hereunder or delay Closing.

         Section 9.05. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 9.06. HEADINGS. The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

         Section 9.07. ENTIRE AGREEMENT. This Agreement and the documents referred to herein contain the entire understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, conveyances or undertakings other than those expressly set forth herein. This Agreement supersedes any prior agreements and understandings between the parties with respect to the subject matter.

         Section 9.08. WAIVER. No attempted waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement, will be effective unless evidenced by an instrument in writing by the party against whom the enforcement of any such waiver or consent is sought.

         Section 9.09. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         Section 9.10. SEVERABILITY. If any term or other provision of this Agreement is held invalid, illegal or incapable of being enforced under any rule or law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner with respect to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         Section 9.11. INTENDED BENEFICIARIES. The rights and obligations contained in this Agreement are hereby declared by the parties hereto to have been provided expressly for the exclusive benefit of such entities as set forth herein and shall not benefit, and do not benefit, any unrelated third parties.

         Section 9.12. CONSENT TO JURISDICTION.

         (a) The parties hereto hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in Delaware, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by Law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved.

         (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, or proceeding of the nature specified in subsection (a) above by the mailing of a copy thereof in the manner specified by the provisions of Section 9.03.

         Section 9.13. MUTUAL CONTRIBUTION. The parties to this Agreement and their counsel have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any party on the ground that such party drafted the provision or caused it to be drafted or the provision contains a covenant of such party.



                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first above written by their respective officers thereunto duly authorized.

                                  THE "COMPANY"
                                  RODRIGUEZ COMMUNICATIONS, INC.

                                  By: /s/ Marcos A. Rodriguez
                                     ------------------------------------------
                                  Marcos A. Rodriguez,
                                  Chairman of the Board


                                  "SELLERS"

                                  The Marcos and Sonya Rodriguez Family Trust

                                  By: /s/ James L. Anderson
                                     ------------------------------------------
                                  James L. Anderson, Trustee


                                  Carpe Vita Foundation

                                  By: /s/ Marcos A. Rodriguez
                                     ------------------------------------------
                                  Marcos A. Rodriguez,
                                  President


                                  /s/ James L. Anderson
                                  ---------------------------------------------
                                  James L. Anderson


                                  /s/ Charles J. Brooks
                                  ---------------------------------------------
                                  Charles J. Brooks


                                  /s/ James A. Gammon
                                  ---------------------------------------------
                                  James A. Gammon


                                  "PURCHASER"
                                  SPANISH BROADCASTING SYSTEM, INC.

                                  By: /s/ Raul Alarcon, Jr.
                                     ------------------------------------------
                                  Raul Alarcon, Jr.,
                                  Chairman of the Board, Chief Executive
                                  Officer and President

                                    ANNEX I


SELLER                                            SHARES             RATIO
------                                            ------             -----

The Marcos and Sonya Rodriguez Family Trust        620                62%

Carpe Vita Foundation                              130                13%

James L. Anderson                                  100                10%

Charles J. Brooks                                  100                10%

James A. Gammon                                     50                 5%

                                  SCHEDULE 4.01

                          SUBSIDIARIES; QUALIFICATIONS

RCI (ALAMEDA) ACQUISITION, INC.
         Jurisdiction of Incorporation:  Delaware
         Authorized Capital: 10,000 Shares of Common Stock, $.01 par value Outstanding Capital: 1,000 Shares of Common Stock
         Jurisdictions of Qualification:  Texas and California

THE COMPANY
         Jurisdiction of Incorporation:  Delaware
         Jurisdictions of Qualification:  Texas and California

                                  SCHEDULE 4.04

                                 CAPITALIZATION

None

                                SCHEDULE 4.06(A)

                         NONCONTRAVENTION - THE COMPANY

None

                                SCHEDULE 4.06(B)

                           NONCONTRAVENTION - SELLERS

None

                                  SCHEDULE 4.07

                             GOVERNMENTAL APPROVALS

None

                                  SCHEDULE 4.14

                              FINANCIAL STATEMENTS


(i)  December 31, 1999 - See Attached

(ii) March 31, 2000 - See Attached

                          RODRIGUEZ COMMUNICATIONS, LLC
                           BALANCE SHEET (PRELIMINARY)

                              AT DECEMBER 31, 1999


                  ASSETS

CURRENT ASSETS

         Cash or Equivalents                                    0.00
         Escrow Deposits                                4,730,000.00
         Prepaid Expenses                                   7,595.50
                                                        ------------
TOTAL CURRENT ASSETS                                    4,737,595.50

OTHER ASSETS
         Organizational Cost                                5,000.00
         Other                                                  0.00
                                                        ------------
TOTAL OTHER ASSETS                                          5,000.00
                                                        ------------
TOTAL ASSETS                                            4,742,595.50
                                                        ============

                  LIABILITIES AND EQUITY

CURRENT LIABILITIES

         Intercompany-LegacyMaker                       5,273,221.05
         Intercompany - Rodriguez Capital Holdings        437,413.64
                                                        ------------
TOTAL CURRENT LIABILITIES                               5,710,634.69

EQUITY

         Members' Equity                                        0.00
         Retained Earnings                                      0.00
         Current Year Retained Earnings                  -968,039.19
                                                        ------------
TOTAL EQUITY                                             -968,039.19
                                                        ------------
TOTAL LIABILITIES AND EQUITY                            4,742,595.50
                                                        ============

                         RODRIGUEZ COMMUNICATIONS, LLC
                         INCOME STATEMENT (PRELIMINARY)

                          YEAR ENDED DECEMBER 31, 1999


Revenues                                                             0.00

Expenses
         Engineering                                             4,005.00
         Gen & Adm                                             661,873.95
                                                              -----------
Total Operating Expenses                                       665,878.85
                                                              -----------
BROADCAST CASH FLOW                                           -665,878.85

Other Income/(Expenses)
         Start-up Promotions                                    -7,000.00
         Interest Expense                                      -48,077.00
         Management and Corp Fees                             -247,083.34
                                                              -----------
                                                              -302,160.34

Net Income                                                    -968,039.19
                                                              ===========

                           CONSOLIDATED BALANCE SHEETS
                              AS OF MARCH 31, 2000


                                                         RCI-DE (formerly RCL)
----------------------------------------------------    ------------------------
                ACCOUNT DESCRIPTION                            RODRIGUEZ
                                                            COMMUNICATIONS,
                                                             INC.-DELAWARE
----------------------------------------------------    ------------------------
                      ASSETS
CURRENT ASSETS
Cash                                                                  63,542.54
Accounts Receivable                                                        0.00
Allowance for Doubtful Accts                                               0.00
TBA Receivable (LM)                                                        0.00
Employee Advances                                                     24,999.96
Deposits                                                          10,367,500.00
Prepaid Expenses                                                     537,195.07
                                                        ------------------------
TOTAL CURRENT ASSETS                                              10,993,237.57

FIXED ASSETS
Automobiles                                                                0.00
Buildings, Homes, and Land                                                 0.00
Computer Equipment                                                         0.00
Furniture & Fixtures                                                       0.00
Leasehold Improvements                                                     0.00
Construction in Progress                                                   0.00
Machinery & Equipment                                                      0.00
Studio Equipment                                                       5,983.84
Tower                                                                      0.00
Transmitter Equipment                                                      0.00
FCC License                                                                0.00
Other                                                                      0.00
Accum Deprec/Amort                                                         0.00
                                                        ------------------------
TOTAL FIXED ASSETS                                                     5,983.84

                           CONSOLIDATED BALANCE SHEETS
                              AS OF MARCH 31, 2000


                                                         RCI-DE (formerly RCL)
----------------------------------------------------    ------------------------
                ACCOUNT DESCRIPTION                            RODRIGUEZ
                                                            COMMUNICATIONS,
                                                             INC.-DELAWARE
----------------------------------------------------    ------------------------
OTHER ASSETS

Intercompany Receivables
         910 Broadcasters                                                  0.00
         CCI                                                               0.00
         CCI Distribution                                                  0.00
         CT #1                                                             0.00
         CT #2                                                             0.00
         CVS                                                               0.00
         EM                                                                0.00
         GC Trust                                                          0.00
         KC                                                                0.00
         LM                                                                0.00
         MR                                                                0.00
         MRI                                                               0.00
         NWB                                                               0.00
         PCM                                                               0.00
         RCI                                                               0.00
         RCI-Delaware (formerly RCL)                                       0.00
         RCH                                                               0.00
         RFT                                                               0.00
         ROG                                                               0.00
         RRI                                                               0.00
         Stations                                                          0.00
         TKP                                                               0.00

Interest Receivables
         All Notes                                                         0.00
         CCI                                                               0.00
         CT#1                                                              0.00
         LM                                                                0.00
         MR                                                                0.00
         MRI                                                               0.00

         NWB                                                               0.00
         RFT                                                               0.00
         ROG                                                               0.00
         RRI                                                               0.00
         Stations                                                          0.00
         TKP                                                               0.00

Notes Receivable

         Cafe Odyssey, Inc.                                                0.00
         Placido Rodriguez                                                 0.00
         Radio Plano                                                       0.00
         Access Developers                                                 0.00
         Assorted Personal Loans                                           0.00

Stock or Other Investments

         American View Stock                                               0.00
         Artimedes LLC Stock                                               0.00
         Julius Baer                                                       0.00
         NSAT Money Market Fund                                            0.00
         EM Stock                                                          0.00
         CCI Stock                                                         0.00
         Interest in Miami property                                        0.00
         MRI Stock                                                         0.00
         New World Broadcaters Stock                                       0.00
         Popmail Stock                                                     0.00
         Raymond James                                                     0.00
         Unrealized G/(L) on Investments                                   0.00
         Investment in 910 Broadcasting                                    0.00
         Assorted                                                          0.00
         Amortization of FCC Option                                        0.00
         Goodwill                                                          0.00
         Intangible Assets                                                 0.00
         Accum Amort - Intangibles                                         0.00

                           CONSOLIDATED BALANCE SHEETS
                              AS OF MARCH 31, 2000


                                                         RCI-DE (formerly RCL)
----------------------------------------------------    ------------------------
                ACCOUNT DESCRIPTION                            RODRIGUEZ
                                                            COMMUNICATIONS,
                                                             INC.-DELAWARE
----------------------------------------------------    ------------------------


Organizational Costs                                                 100,000.00
Stock Purchase Options                                                     0.00
                                                        ------------------------
TOTAL OTHER ASSETS                                                   100,000.00
                                                        ========================
TOTAL ASSETS                                                      11,099,221.41
                                                        ========================

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts Payable                                                           0.00
Accrued Internet Services                                                  0.00
Accrued TBA                                                                0.00
Comprise Settlement Agreement                                              0.00
Accrued Expenses                                                       1,000.00
                                                        ------------------------
TOTAL CURRENT LIABILITIES                                              1,000.00

OTHER LIABILITIES

Intercompany Payables
         CCI                                                               0.00
         EM                                                                0.00
         GC Trust                                                          0.00
         LM                                                       11,954,435.77
         MR                                                                0.00
         MR Interest                                                       0.00
         NW                                                          138,145.77
         PM                                                                0.00
         RCH                                                               0.00

                           CONSOLIDATED BALANCE SHEETS
                              AS OF MARCH 31, 2000


                                                         RCI-DE (formerly RCL)
----------------------------------------------------    ------------------------
                ACCOUNT DESCRIPTION                            RODRIGUEZ
                                                            COMMUNICATIONS,
                                                             INC.-DELAWARE
----------------------------------------------------    ------------------------


Notes Payable
         Hillcrest Church                                                  0.00
         Dallas Arboretum                                                  0.00
         Hillcrest Church Foundation                                       0.00
         R. Foster KWNS                                                    0.00
         Tony Rodriguez                                                    0.00

Deferred Income - CCI stock sale                                           0.00
Deferred Loss - MRI stock sale                                             0.00
                                                        ------------------------
TOTAL OTHER LIABILITIES                                           12,092,581.54
                                                        ------------------------
Total Liabilities                                                 12,093,581.54

EQUITY
Preferred Stock                                                            0.00
Common Stock                                                               0.00
Additional Paid in Capital                                                 0.00
CCI/NW Merger                                                              0.00
Distribution to Shareholders                                               0.00
Unrealized Gain/(Loss) on Investments                                      0.00
Retained Earnings                                                   -628,956.13
Current Year Retained Earnings                                      -365,404.00
                                                        ------------------------
TOTAL EQUITY                                                        -994,360.13
                                                        ========================
TOTAL LIABILITIES AND EQUITY                                      11,099,221.41
                                                        ========================
                                                              RFT-620 cmm
                                                              RF-130 cmm
                                                              JA-100 cmm
                                                              CB-100 cmm
                                                               JG-50 cmm
                                                                           0.00

                                  SCHEDULE 4.15

                                   LIABILITIES

None

                                  SCHEDULE 4.16

                           ABSENCE OF CERTAIN CHANGES

None

                                SCHEDULE 4.20(A)

                                  FCC LICENSES

(a) FCC FM Broadcast Station License to Chagal Communications for KREA-FM Ontario, California

     FCC AM Broadcast Station License to Chagal Communications for KFOX-FM Redondo Beach, California

     FCC FM Broadcast Station License to Citicasters Co. for KXJO-FM Alameda, California

     FCC AM Broadcast Station License to Ganadores Corporation for KSAH-AM Universal City, Texas

(b)  None

(c) The Company has entered into an agreement with Citicasters Co. to acquire the licenses to KXJO-FM. The closing of such agreement may not have occurred prior to the Closing under the Agreement. The Company will not be the authorized legal holder of the licenses relating to KXJO-FM at the Closing unless the closing under the agreement with Citicasters Co. has closed prior to the Closing.

                                  SCHEDULE 4.23

               BREACH OR DEFAULT UNDER INITIAL PURCHASE AGREEMENTS

The Company has been notified in a letter from Chagal Communications, Inc. ("Chagal") that Chagal considered the Company to have breached its obligations to expeditiously respond to an FCC staff inquiry under Section 6.6(b)(i) of the LA Agreement (as defined in the Preamble to this Agreement.) The assertions made in this letter are now moot since the FCC has approved the transfer of the Station.

                                  SCHEDULE 4.24

                               COMPANY AGREEMENTS


(i) The Company has a debt obligation payable to LegacyMaker, L.P. as set forth on the March 31, 2000 Balance Sheet contained in Schedule 4.14.

     The Company has a debt obligation payable to Rodriguez Capital Holdings, Inc. as set forth on the March 31, 2000 Balance Sheet contained in
          Schedule 4.14.

(ii) In addition to the Initial Purchase Agreements as set forth in the Preamble of this Agreement, the Company has entered into the following agreements (the "Additional Purchase Agreements"):

     Agreement with LBJ Holding Company to purchase KGRW/KQFX (Amarillo, Texas) dated March 13, 2000.

     Agreement with Munbilla Broadcasting Corp. to purchase KBAE (Marble Falls,
          Texas) dated February 18, 2000.

     Agreement with Coastal Digital Broadcasting, LLP to purchase KLHB (Odem,
          Texas) dated November 23, 1999.

     Agreement with Minick Enterprises, LLC to purchase KCCX50 LPTV and K55HW
          LPTV (Laredo, Texas) dated November 23, 1999.

     Agreement with Clear Channel Communications, Inc. to purchase KVOD (Denver,
          Colorado) dated March 13, 2000.

     Agreement with Rio Grande Media, Inc. to purchase KNEX and KLNT (Laredo,
          Texas) dated December 14, 1999.

     Agreement with Wagenvoord Advertising, Inc. to purchase KIEZ (Carmel
          Valley, California) dated December 14, 1999.

     Agreement with Paxson Communications License Company, LLC to purchase KVPX
          59 LPTV (Las Vegas, Nevada) dated January 31, 2000.

     Agreement with Skinner Broadcasting, Inc. to purchase WFUN LPTV (Miami,
          Florida) dated January 26, 2000.

     The Company also has the following contracts:

     Employment Contract with Raul Salvador with the Company and Administaff
          Companies, Inc. as co-employers.*

     Investment Consulting Services-Retainer and Fees Agreement with BlueStone
          Capital, LLP.

     Brokerage Services Agreement with Americom.

     Program Consultant Agreement with McVay Media dated March 1, 2000.*

     Tapscan Worldwide Agreement for software license and service dated February
          24, 2000.*

     Station License Agreement to receive and use Arbitron Radio Listening
          Estimate dated February 24, 2000.*

     License Agreement to receive and use Scarborough Report dated February 24,
          2000.*

     Contract for Direct Mail Advertising Services with SmartTarget dated
          February 16, 2000.*

     Client Service Agreement with Administaff Companies, Inc. dated July 7,
          1999.*

     Time Brokerage Agreement for KFLZ-AM (Bishop, Texas) with Manuel Davila,
          Jr. dated March 8, 2000.

     Time Brokerage Agreement for KZIP-AM (Amarillo, Texas) with Del Norte
          Communications, Inc.

     Purchase Order with Cadena Specialty Advertising dated February 1, 2000.*

     Contract for Outdoor Poster Advertising with Eller Media Company dated
          February 10, 2000.*

     Purchase Contract with La Michacana dated April 5, 2000.*

     Purchase Contract with Jerry's Supermarkets dated April 12, 2000.*

     Purchase Contract with Jerry's Supermarkets dated March 23, 2000.*

     Purchase Contract with Saver's Cost Plus dated April 12, 2000.*

     Purchase Contract with Malone's Cost Plus dated March 31, 2000.*

     Agreement with Crown Imports dated March 15, 2000.*


-----------
* These contracts represent operating expenses for the stations that are to be under LMAs.

                                  SCHEDULE 4.26

                                    INSURANCE

See Attached

                         Rodriguez Communications, Inc.

                            DESCRIPTION OF OPERATIONS

Radio & TV broadcasting

                                NARRATIVE OUTLINE

SCHEDULE OF NAMED INSUREDS:

1.       Rodriguez Communications, LLC
2.       Rodriguez Capital Holdings, Inc.
3. Agility, Inc. (part of trust that controls operations-personal estate planning)
4.       Legacy Maker, Inc. (dormant)
5.       Marcos & Sonya Rodriguez, Jr., Individually
6.       Marcos & Sonya Rodriguez, Jr. Ins Trust
7.       Marcos & Sonya Rodriguez Family Trust
8.       Marcos & Sonya Rodriguez Children's Trust #1
9.       Marcos & Sonya Rodriguez Children's Trust #2
10.      Sonya Nance Trust
11.      Marcos Rodriguez, Inc. DBA KDMM Radio 1150 AM (Highland Park, TX)
12.      New World Broadcasters, Corp. (KTCY 104.9 FM; Channel 25 T.V.)
13.      Rodriguez Foundation
14.      Rodriguez Oil & Gas, Inc.
15. Turnkey Promotions, Inc. DBA International Interiors (now dormant-used to buy furnishings for his home)
16.      KZIP AM, Inc. - Amarillo, TX
17.      EquityMedia.com, Inc. (investigative "think tank" ISP company)
18.      PC Media, Inc. (dormant ISP Co.)
19.      KeepConnected, Inc. (dormant ISP Co.)
20.      910 Broadcasting Corp. (KXEB - 910 AM)

SCHEDULE OF RISK LOCATIONS:

1.       7700 Carpenter Freeway, Dallas, TX  75247   $600,000 BPP
2.       1333 Corporate #350, Irving, TX  75038      $  5,000 BPP

                                 Schedule 4.29

                                   Employees



The following individuals are co-employed by the Company and Administaff Companies, Inc.:

     Kathy Riddick
     Raul Salvador
     James Gammon

A management fee is paid to Rodriguez Capital Holdings, Inc. for the services of James Anderson and Marcos Rodriguez, who are both employees of Rodriguez Capital Holdings, Inc.

See attached for a list of other employees of the Company (all of whom are co-employed by the Company and Administaff Companies, Inc.)

                         RODRIGUEZ COMMUNICATIONS, INC.
                                 EMPLOYEE ROSTER
                                AS OF MAY 1, 2000

                                KZIP-AMARILLO, TX




    LAST         FIRST       PER. HR.      SEMI-MO.          DEPT.                  TITLE
    ----         -----       --------      --------          -----                  -----
AGUILERA       H                  $6.00                     PROGRAM         BOARD OPERATOR/KZIP
CANTU          V                  $6.00                     PROGRAM          DISC JOCKEY/KZIP
DEL FIERRO     B                  $6.00                     PROGRAM          DISC JOCKEY/KZIP
DIMAS          F                               $500.00      PROGRAM         PROG DIRECTOR/KZIP
VARELA         L                  $8.00                      SALES             TRAFFIC/KZIP
VARELA         M                  $6.00                     PROGRAM              D J - KZIP
VENZOR         R                  $6.00                     PROGRAM         BOARD OPERATOR/KZIP





    LAST                 LAST RAISE                LENGTH OF EMPLOYMENT          BENEFITS
    ----                 ----------                --------------------          --------
AGUILERA                                            LESS THAN 12 MONTHS
CANTU                                               LESS THAN 12 MONTHS
DEL FIERRO                                          LESS THAN 12 MONTHS
DIMAS                                               LESS THAN 12 MONTHS
VARELA            FRM $6.00/HR TO $8.00/HR          LESS THAN 12 MONTHS            PPO
VARELA                                              LESS THAN 12 MONTHS
VENZOR                                              LESS THAN 12 MONTHS








                            KQFX/KGRW - AMARILLO, TX

                                  COMPENSATION

    LAST         FIRST       PER. HR.      SEMI-MO.          DEPT.                  TITLE
    ----         -----       --------      --------          -----                  -----
ALVARADO       C                  $7.00                     PROGRAM              DISK JOCKEY
BENAVIDES      A                            $ 1,250.00    GEN & ADMIN              MANAGER
BENAVIDES      R                            $ 1,250.00    GEN & ADMIN              MANAGER
CARRIZALES     H                            $ 1,750.00       SALES            ACCOUNT EXECUTIVE
DOVERVICH      J                            $ 1,250.00       SALES            ACCOUNT EXECUTIVE
GONZALEZ       A                           $    800.00       SALES            ACCOUNT EXECUTIVE
GRISHAM        G                  $7.00                     PROGRAM              DISK JOCKEY
MEDELLIN       C                  $7.00                     PROGRAM              DISK JOCKEY
PADILLA        C                  $7.00                     PROGRAM              DISK JOCKEY
PADILLA        J                  $7.00                     PROGRAM              DISK JOCKEY
RENTERIA       S                  $7.00                     PROGRAM              DISK JOCKEY
REYES          C                  $7.00                     PROGRAM              DISK JOCKEY
RODRIGUEZ      J                  $9.00                   GEN & ADMIN           ASST. MANAGER
RODRIGUEZ      M                            $   446.35       SALES            ACCOUNT EXECUTIVE
ZUNIGA         A                            $   900.00       SALES            ACOCUNT EXECUTIVE









    LAST                   LAST RAISE                LENGTH OF EMPLOYMENT          BENEFITS
    ----                   ----------                --------------------          --------
ALVARADO                                              LESS THAN 12 MONTHS
BENAVIDES                                             LESS THAN 12 MONTHS            PPO
BENAVIDES                                             LESS THAN 12 MONTHS            PPO
CARRIZALES                                            LESS THAN 12 MONTHS            LIFE
DOVERVICH                                             LESS THAN 12 MONTHS            PPO
GONZALEZ                                              LESS THAN 12 MONTHS         PPO & LIFE
GRISHAM                                               LESS THAN 12 MONTHS
MEDELLIN                                              LESS THAN 12 MONTHS
PADILLA                                               LESS THAN 12 MONTHS            LIFE
PADILLA                                               LESS THAN 12 MONTHS            LIFE
RENTERIA                                              LESS THAN 12 MONTHS
REYES                                                 LESS THAN 12 MONTHS
RODRIGUEZ                                             LESS THAN 12 MONTHS            PPO
RODRIGUEZ                                             LESS THAN 12 MONTHS         PPO & LIFE
ZUNIGA                                                LESS THAN 12 MONTHS








                            KLHB - CORPUS CHRISTI, TX

                                  COMPENSATION

    LAST         FIRST       PER. HR.      SEMI-MO.          DEPT.                  TITLE
    ----         -----       --------      --------          -----                  -----
BENAVIDES      B                  $6.00                   GEN & ADMIN              MANAGER
BENAVIDES      G                  $6.00                   GEN & ADMIN              MANAGER
FAVELA         M                  $6.00                   GEN & ADMIN            OFFICE MGR.
GONZALEZ       D                               $600.00      PROGRAM            BOARD OPERATOR
INOCENCIO      J                  $6.00                      SALES               SALES MGR.
PEREIDA        G                  $6.00                      SALES            ACCOUNT EXECUTIVE







    LAST                   LAST RAISE                LENGTH OF EMPLOYMENT          BENEFITS
    ----                   ----------                --------------------          --------
BENAVIDES                                             LESS THAN 12 MONTHS
BENAVIDES                                             LESS THAN 12 MONTHS            HMO
FAVELA                                                LESS THAN 12 MONTHS            HMO
GONZALEZ                                              LESS THAN 12 MONTHS            HMO
INOCENCIO                                             LESS THAN 12 MONTHS            HMO
PEREIDA                                               LESS THAN 12 MONTHS



                          RODRIGUEZ COMMUNICATIONS INC.
                                 EMPLOYEE ROSTER

                                AS OF MAY 1, 2000

                                     COMPENSATION

      LAST          FIRST     PER. HR.        SEMI-MO.            DEPT.                TITLE
      ----          -----     --------        --------            -----                -----
BROOKS             C                             $8,333.34      CORPORATE            PRESIDENT
GAMMON             J                            $12,500.00      CORPORATE            SENIOR VP
SALVADOR           R                             $6,666.67      CORPORATE          EXEC. VP/CFO
VALDEZ             R                             $1,458.34      CORPORATE           ADM. ASSIST







      LAST              LAST RAISE            LENGTH OF EMPLOYMENT              BENEFITS
      ----              ----------            --------------------              --------
BROOKS                                         START DATE 9/1/96               PPO FAMILY
GAMMON                                        LESS THAN 12 MONTHS                 NONE
SALVADOR                                      LESS THAN 12 MONTHS                 HMO
VALDEZ                                        LESS THAN 12 MONTHS              HMO FAMILY


                                  SCHEDULE 6.07

                              MANAGEMENT PERSONNEL

The following Management Personnel are co-employed by the Company and Administaff Companies, Inc.:

James Gammon

In Addition to the above management personnel, a aanagement fee is paid to Rodriguez Capital Holdings, Inc. for the services of James Anderson and Marcus Rodriguez, who are both employees of Rodriguez Capital Holdings, Inc.

                         Rodriguez Communications, Inc.
                                   Schedules

                             SCHEDULE 3.02(C)(XIII)

                           CONTRACTS TO BE TERMINATED

         Investment Consulting Services - Retainer and Fees Agreement with Blue Stone Capital, LLP.

         Employment Contract among Raul Salvador, the Company and Administaff Companies, Inc. as co-employees.

         Brokerage Services Agreement with Americom.

         Marketing Services Agreement with Smart Target.

                                  SCHEDULE 4.17

                                   TAX MATTERS

None

                  Burdensome and immaterial schedules omitted.
       The omitted schedules are available from the Company upon request.

                                  SCHEDULE 4.29

                                    EMPLOYEES

The following individuals are co-employed by the Company and Administaff Companies, Inc.:

         Kathy Riddick
         Raul Salvador
         James Gammon

A management fee is paid to Rodriguez Capital Holdings, Inc. for the services of James Anderson and Marcos Rodriguez, who are both employees of Rodriguez Capital Holdings, Inc.

See attached for a list of other employees of the Company (all of whom are co-employed by the Company and Administaff Companies, Inc.)

                          New World Broadcaster Corp.
                                   Schedules

                                SCHEDULE 2.01(B)

                           TANGIBLE PERSONAL PROPERTY

See Attached

                             910 Broadcasting, Inc.
                                   Schedules

                                 SCHEDULE 4.02
                             FOREIGN QUALIFICATIONS

                   ENTITY                                   JURISDICTION
                   ------                                   ------------
                   Seller                                   None
                   The Company                              None

                                 Schedule 4.27
                                   Employees








None